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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PACWEST BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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San Diego, CA 92101
401 West "A" Street

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 11, 2010

        The 2009 Annual Meeting of Stockholders (the "Annual Meeting") of PacWest Bancorp ("PacWest", the "Company," "we" or "our") will be held on Tuesday, May 11, 2010 at 10:30 a.m. Pacific Time at The Jonathan Club, 850 Palisades Beach Road, Santa Monica, CA 90403 for the following purposes:

  1.
  Election of Directors. To elect twelve (12) members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

  2.
  Increase in Authorized Shares of Common Stock.    To approve an amendment to the Company's Certificate of Incorporation to increase the total number of shares of common stock which the Company has the authority to issue from fifty million (50,000,000) to seventy-five million (75,000,000).

  3.
  Ratification of Appointment of Independent Auditors.    To approve a proposal to ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2010.

  4.
  Approval of the 2007 Executive Incentive Plan.    To approve the material terms of the Company's Executive Incentive Plan to ensure the Company can deduct payments made pursuant thereto as compensation expense under Section162(m) of the Internal Revenue Code.

  5.
  Adjournments.    To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the Annual Meeting to solicit additional proxies.

  6.
  Other Business.    To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on March 25, 2010 as the Record Date for determining which stockholders have the right to receive notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

        YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES PROPOSED BY THE BOARD AND "FOR" EACH OF THE OTHER PROPOSALS. THE BACKGROUND OF EACH OF THE DIRECTOR NOMINEES AND A DESCRIPTION OF THE OTHER PROPOSALS ARE DESCRIBED IN DETAIL IN THE ACCOMPANYING PROXY STATEMENT.

        You are cordially invited to attend the Annual Meeting. A Proxy Statement, form of proxy, and a copy of the Company's Annual Report for the fiscal year ended December 31, 2009 accompany this notice.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing and mailing the enclosed proxy card or by voting via the Internet or telephone according to the instructions on the proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" the slate of director nominees recommended by the Board and "FOR" each of the other proposals.

        Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented at the Annual Meeting. Voting by proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.

        If you plan to attend the Annual Meeting, please note that admission to the Annual Meeting will be on a first-come, first-served basis. You may obtain directions to The Jonathan Club, 850 Palisades Beach Road, Santa Monica, CA 90403 by calling the Jonathan Club directly at (310) 393-9245. Each stockholder who attends may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

        Thank you in advance for your cooperation and continued support. We look forward to seeing you at the Annual Meeting.

By Order Of The Board Of Directors,
/s/ LYNN M. HOPKINS Lynn M. Hopkins, Corporate Secretary

San Diego, California
April     , 2010

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2010

 INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of PacWest Bancorp, a Delaware corporation ("PacWest", the "Company," "we" or "our"), to be used at our 2010 Annual Meeting of Stockholders (the "Annual Meeting") and at any postponements or adjournments thereof. The Annual Meeting is scheduled to be held as follows:

Date:	Tuesday, May 11, 2010
Time:	10:30 a.m., Pacific time
Place:	The Jonathan Club 850 Palisades Beach Road Santa Monica, CA 90403

        This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about April             , 2010.

Important Information Regarding the Availability of Proxy Materials for
the 2010 Annual Meeting of Stockholders to be Held on May 11, 2009.

This Proxy Statement and our Annual Report are available at our investor relations website at www.pacwestbancorp.com/stockholders.

 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        1.     What is being voted on at the Annual Meeting?

        The matters to be considered and voted upon at the Annual Meeting are as follows:

          1.     Election of Directors.    To elect twelve (12) members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.

          2.     Increase in Authorized Shares of Common Stock.    To approve an amendment to the Company's Certificate of Incorporation to increase the total number of shares of common stock which the Company has the authority to issue from fifty million (50,000,000) to seventy-five million (75,000,000).

          3.     Ratification of Appointment of Independent Auditors.    To approve a proposal to ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2010.

          4.     Approval of the 2007 Executive Incentive Plan.    To approve the material terms of the Company's Executive Incentive Plan (the "EIC Plan") to ensure the Company can deduct payments made pursuant thereto as compensation expense under Section162(m) of the Internal Revenue Code.

          5.     Adjournments.    To consider and act upon a proposal to approve, if necessary, an adjournment or postponement of the Annual Meeting to solicit additional proxies.

          6.     Other Business.    To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        2.     Who is entitled to vote? How many votes am I entitled to?

        Only stockholders of record as of the close of business on March 25, 2010 (the "Record Date") may vote at the Annual Meeting. According to Wells Fargo Shareowner Services, our transfer agent, there were 35,306,235 shares of common stock outstanding, excluding 1,425,740 shares of unvested time-based and performance-based restricted stock, held by approximately 2,261 stockholders as of the Record Date.

        Each holder of the Company's common stock is entitled to one vote for each share recorded in their name on the books of the Company as of the Record Date on any matter submitted to the stockholders for a vote, except that stockholders may vote their shares cumulatively for the election of directors if certain conditions are met at the Annual Meeting. Cumulative voting provides each stockholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, which such stockholder can then vote in favor of one or more nominees. For example, if you held 100 shares as of the Record Date, you would be entitled to 1,200 votes which you could then distribute among one or more nominees since there are twelve (12) directors to be elected. Cumulative voting may only be exercised at the Annual Meeting if (i) the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting; and (ii) at least one stockholder has given notice at the Annual Meeting prior to the voting of such stockholder's intention to cumulate his/her votes.

        3.     What is the vote necessary to approve each of the matters being considered at the Annual Meeting?

        The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the twelve (12) directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

        The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote is required to approve the amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of common stock.

        The affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve (1) the ratification of the reappointment of KPMG LLP, (2) the approval of the material terms of the EIC Plan, (3) any adjournment or postponement of the Meeting to solicit additional proxies, and (4) any other matters not included in this document that may properly be brought before the Annual Meeting.

        With respect to each matter to be acted upon, an abstention from voting will be treated as "present" for quorum purposes (other than in the election of directors). As such, shares present but not voted because of abstention will have the effect of a vote against a proposal. Broker non-votes (i.e., proxies from banks, brokers or other nominees indicating that such entities have not received instructions from the beneficial owners or other persons entitled to vote as to a matter which such bank, broker or other nominee does not have discretionary power to vote) will be treated as "present" for quorum purposes and will count as a vote "against" the proposal to approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of common stock, but will not have an impact on the vote on any other proposal.

        4.     If I hold shares of PacWest Bancorp common stock pursuant to the PacWest Bancorp 401(k) Plan, will I be able to vote?

        Yes. You will receive a proxy card for the shares allocated to your 401(k) plan account, which you should return as indicated on the instructions accompanying the proxy card.

        5.     How does the Board of Directors recommend I vote?

        The Board of Directors recommends a vote FOR each of the nominees for director and FOR each of the other proposals.

        6.     How many shares must be represented at the Annual Meeting to constitute a "quorum"?

        A majority of the outstanding shares must be present at the Annual Meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the Annual Meeting to be held. If you return a signed proxy card, you will be counted as being present, even if you abstain from voting. Broker non-votes will also be counted as being present for purposes of determining a quorum.

        7.     What do I have to do to vote?

        Holders of record.    If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by Internet or by telephone as indicated on the proxy card. You may also vote by mail by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted FOR each of the Board of Directors' nominees for election as directors, FOR the amendment to the Company's Certificate of Incorporation to increase the Company's authorized shares, FOR the ratification of the appointment of KPMG as independent auditors, FOR the approval of the material terms of the EIC Plan, FOR adjournment or postponement of the Annual Meeting to solicit additional proxies, if needed, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting. You may change or revoke your vote at any time before it is counted at the Annual Meeting by:

  •
  Notifying our Secretary at the address shown above in writing that you wish to revoke your proxy;

  •
  Submitting a later dated proxy card; or

  •
  Attending the Annual Meeting and voting in person.

Attending the Annual Meeting will not automatically revoke your prior proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

        Street name holders.    If you hold your shares in "street name" (that is, through a bank, broker or other nominee), you should receive a proxy from your bank or brokerage firm asking you how you want to vote your shares. If you do not receive a proxy, you may contact such bank or brokerage firm in whose name your shares are registered and obtain a proxy from them. Please refer to the information in the materials provided by your bank or brokerage firm for an explanation of how to vote and how to change or revoke your vote and of the effect of not indicating a vote.

        8.     How will voting on any other business be conducted?

        We do not know of any business to be considered at the Annual Meeting other than the election of directors, the amendment to the Company's Certificate of Incorporation to increase the Company's authorized shares, the ratification of the appointment of KPMG LLP as the Company's independent auditors and the approval of the material terms of the EIC Plan (and, if needed, adjournment or postponement of the Annual Meeting to solicit additional proxies). For holders of record, if any other business is properly presented at the Annual Meeting, any of the persons named on the proxy card as your designated proxies may vote on such matter in their discretion. If you hold your shares in "street name," please see the materials provided by your bank or brokerage firm for an explanation of how your shares will be voted on any other business.

        9.     Who pays the cost of soliciting proxies on behalf of the Company?

        The Company will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and employees of the Company or its subsidiaries telephonically, electronically or by other means of communication. Such directors, officers and employees will receive no additional compensation for their services. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

        10.   Can I attend the Annual Meeting?

        Any stockholder entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person. If you hold shares in "street name" and would like to attend the Annual Meeting and vote in person, you will need to bring a picture i.d. and brokerage account statement or other acceptable evidence of ownership of common stock as of the Record Date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

        11.   How do I get more information about the Company?

        With this Proxy Statement, we are also sending you our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which includes our consolidated financial statements. If you did not receive our Annual Report, we will send it to you without charge. Our Annual Report includes a list of exhibits filed with the United States Securities and Exchange Commission (the "SEC"), but does not include the exhibits. If you wish to receive copies of the exhibits, please write to:

    Investor Relations
    PacWest Bancorp
    275 N. Brea Blvd.
    Brea, California 92821

        You may also send your request by facsimile to (714) 674-5377 or by e-mail to investor-relations@pacwestbancorp.com.

        We also maintain a website at http://www.pacwestbancorp.com where you may view, print and download our public filings. In addition, the SEC maintains a website at http://www.sec.gov that also contains our public filings.

        To reduce costs, we may send only one copy of the Annual Report and Proxy Statement to stockholders who share the same last name and address, unless we receive contrary instructions from you. We will continue to mail a proxy card to each record stockholder.

        If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, we will provide them to you promptly upon request. If your household is receiving multiple copies of the Annual Report and Proxy Statement, you may request to receive only one copy. If you hold your Company stock directly, you may contact us by writing to our mailing address or e-mail address listed above. If you hold your Company stock through a bank or broker, you should request additional copies of the Annual Report and Proxy Statement, or you may request to receive only one copy to your household, by notifying them.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

        The following table sets forth information as of the Record Date regarding the beneficial owners of more than five percent of the outstanding shares of the Company's common stock (the only class of equity outstanding). To the Company's knowledge, based on the public filings which beneficial owners of more than five percent of the outstanding shares of the Company's common stock are required to make with the SEC, there are no other beneficial owners of more than five percent of the outstanding shares of the Company's common stock as of the Record Date other than those set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class(1)
CapGen Capital Group II, LP(2) 280 Park Avenue, 40th Floor, Suite 401 New York, New York 10017	3,846,153	10.9%
FMR LLC(3) 82 Devonshire Street, Boston, Massachusetts 02109	3,428,644	9.7%
Lord, Abbett & Co. LLC(4) 90 Hudson Street Jersey City, NJ 07302	2,397,266	6.8%
BlackRock Inc.(5) 40 East 52nd Street New York, NY 10022	2,190,223	6.2%

(1)
Based on 35,306,235 shares of common stock of the Company issued and outstanding as of March 25, 2010, excluding 1,425,740 shares of unvested time-based and performance-based restricted stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of March 25, 2010, are deemed to be outstanding for such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based on a Schedule 13D filed January 14, 2009 by CapGen Capital Group II LP (the "CapGen 13D"). According to the CapGen 13D, CapGen Capital Group II LP holds sole voting and sole dispositive power over 3,846,153 shares of Company common stock. According to the CapGen 13D, as the sole general partner of CapGen Capital Group II LP, CapGen Capital Group II LLC ("CapGen LLC") may be deemed to be the indirect beneficial owner of such shares and Mr. Eugene A. Ludwig, managing member of CapGen LLC, may also be deemed to be the indirect beneficial owner of such shares.

(3)
Based on a Schedule 13G filed December 8, 2009 by FMR LLC (the "FMR 13G"). According to the FMR 13G, FMR LLC holds sole voting power over 271,006 shares of Company common stock and sole disposition power over 3,428,244 shares of Company common stock. Fidelity Management & Research company, a wholly-owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 3,133,300 shares of Company common stock and Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 295,344 shares of Company common stock as a result of its serving as investment manager of institutional accounts.

(4)
Based on a Schedule 13G filed February 12, 2010 by Lord, Abbett & Co. LLC (the "Lord, Abbett & Co. 13G"). According to the Lord, Abbett & Co. 13G, it beneficially owns 2,397,266 shares of Company common stock with sole disposition power and has sole voting power over 2,102,966 of such shares. Lord, Abbett & Co. reported the beneficial ownership of the shares of Company common stock are held on behalf on investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients.

(5)
Based on a Schedule 13G filed January 20, 2010 by BlackRock, Inc. (the "BlackRock 13G"). According to the BlackRock 13G, BlackRock Inc. holds sole voting and sole disposition power over 2,190,223 shares of Company common stock.

 BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table indicates the beneficial ownership of the Company's common stock (the only class of equity outstanding) as of the Record Date by: (1) each of the Company's current directors and nominees for election; (2) the Company's Chief Executive Officer (the "CEO"), the Company's Chief Financial Officer (the "CFO") and the three most highly compensated executive officers of the Company during 2009 other than the CEO and the CFO (together as a group, the "Named Executive Officers"); and (3) all current directors, nominees for director, and executive officers of the Company as a group, based on the Company's records and data supplied by each of the current directors, director nominees and executive officers.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name or Number of Persons in Group	Number of shares owned	Right to acquire within 60 days	Total		Percent of Class(2)
Directors and Director Nominees Who Are Not Named Executive Officers
John M. Eggemeyer Chairman of the Board, Current Director and Director Nominee	299,132	—	299,132	(3)	*
Mark N. Baker Current Director and Director Nominee	56,283	—	56,283	(4)	*
Stephen M. Dunn Current Director and Director Nominee	40,100	—	40,100	(5)	*
Barry C. Fitzpatrick Current Director and Director Nominee	19,270	—	19,270	(6)	*
George E. Langley Current Director and Director Nominee	110,390	—	110,390	(7)	*
Susan E. Lester Current Director and Director Nominee	2,000	—	2,000		*
Timothy B. Matz Current Director and Director Nominee	52,419	—	52,419		*
Arnold W. Messer Current Director and Director Nominee	31,920	—	31,920	(8)	*
John W. Rose Current Director and Director Nominee	3,865,348	—	3,865,348	(9)	10.9%
Robert A. Stine Current Director and Director Nominee	25,879	—	25,879	(10)	*

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name or Number of Persons in Group	Number of shares owned	Right to acquire within 60 days	Total		Percent of Class(2)
Named Executive Officers
Matthew P. Wagner Chief Executive Officer of the Company, Current Director and Director Nominee	217,728	—	217,728	(11)	*
Victor R. Santoro Executive Vice President and Chief Financial Officer of the Company	60,342	—	60,342	(12)	*
Michael J. Perdue President of the Company	102,350	—	102,350	(13)	*
Jared M. Wolff Executive Vice President, General Counsel and Assistant Corporate Secretary of the Company, and President, LA Region, Pacific Western Bank	3,256	—	3,256	(14)	*
Daniel B. Platt Executive Vice President of the Company, Current Director and Director Nominee	7,824	—	7,824	(15)	*
All Directors, Nominees and Executive Officers as a group (23 persons)	5,156,329		5,156,329		14.6%

*
Represents less than 1.0% of the outstanding shares of the Company's common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See footnotes (1) and (2) below.

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. This includes any restricted stock which will vest within 60 days of March 25, 2010. Unless otherwise indicated, the nature of the beneficial ownership is sole voting and investment powers over the shares indicated.

(2)
Based on 35,306,235 shares of common stock of the Company issued and outstanding as of March 25, 2010, excluding 1,425,740 shares of unvested time-based and performance-based restricted stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of March 25, 2010, are deemed to be outstanding for such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Mr. Eggemeyer has shared voting and investment power in 2,529 shares as President of Castle Creek Capital LLC.

(4)
Mr. Baker has shared voting and investment power in 23,242 shares that are held in a trust of which he is co-trustee, and in 1,000 shares that are held through a company which he operates.

(5)
Mr. Dunn has indirect ownership of 7,100 shares held by the Romar Company Employees Profit Sharing Plan pursuant to which Mr. Dunn acts as trustee, and 33,000 shares that are held in a trust of which he is the sole trustee.

(6)
Mr. Fitzpatrick has shared voting and investment power in 19,270 shares that are held in a trust of which he is co-trustee.

(7)
Mr. Langley has shared voting and investment power in 105,794 shares that are held in a trust of which he is a co-trustee.

(8)
Mr. Messer has shared voting and investment power in 31,423 shares, which are held in joint tenancy with his wife, and with respect to 497 shares held by family members sharing his household.

(9)
Mr. Rose has direct beneficial ownership of 18,595 shares of Company common stock and indirect ownership with respect to 600 shares held by family members sharing his household. Mr. Rose has pledged 18,595 shares in connection with a margin account. Mr. Rose has shared voting and investment power in 3,846,153 shares beneficially owned by CapGen Capital Group II LP, of which Mr. Rose is a principal.

(10)
Mr. Stine has shared voting and investment power with respect to 25,879 shares that are held in a trust of which he is co-trustee.

(11)
Mr. Wagner's beneficial ownership amount does not include (i) 10,416 shares of unvested time-based restricted stock granted in February 2008 that vests in one-fifth installments over five years and in full upon a change in control of the Company; (ii) 100,000 shares of performance-based restricted stock granted in January 2006 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iii) 100,000 shares of performance-based restricted stock granted in February 2007 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iv) 125,000 shares of unvested time-based restricted stock granted in November 2008 that vests in one-third installments over three years and in full upon a change in control of the Company; (v) 100,000 shares of unvested time-based restricted stock granted in February 2010 that vests in one-third installments over four years and in full upon a change in control of the Company and (vi) 7,800 shares of common stock owned by his spouse and for which he disclaims beneficial ownership.

(12)
Mr. Santoro's beneficial ownership amount does not include (i) 5,070 shares of unvested time-based restricted stock granted in February 2008 that vests in one-fifth installments over five years and in full upon a change in control of the Company; (ii) 40,000 shares of performance-based restricted stock granted in January 2006 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iii) 40,000 shares of performance-based restricted stock granted in February 2007 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iv) 50,000 shares of unvested time-based restricted stock granted in November 2008 that vests in one-third installments over three years and in full upon a change in control of the Company; and (v) 50,000 shares of unvested time-based restricted stock granted in February 2010 that vests in one-third installments over four years and in full upon a change in control of the Company.

(13)
Mr. Perdue has shared voting and investment power with respect to 60,875 shares that are held in a trust of which he is co-trustee. Mr. Perdue's beneficial ownership amount does not include (i) 4,305 shares of unvested time-based restricted stock granted in February 2008 that vests in one-fifth installments over five years and in full upon a change in control of the Company; (ii) 30,000 shares of performance-based restricted stock granted in October 2006 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iii) 10,000 shares of performance-based restricted stock granted in February 2007 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iv) 25,000 shares of unvested time-based restricted stock granted in November 2008 that vests in one-third installments over three years and in full upon a change in control of the Company; and (v) 30,000 shares of unvested time-based restricted stock granted in February 2010 that vests in one-third installments over four years and in full upon a change in control of the Company.

(14)
Mr. Wolff has shared voting and investment power with respect to 1,819 shares that are held in a trust of which he is co-trustee. Mr. Wolff's beneficial ownership amount does not include (i) 5,070 shares of unvested time-based restricted stock granted in February 2008 that vests in one-fifth installments over five years and in full upon a change in control of the Company; (ii) 25,000 shares of performance-based restricted stock granted in January 2006 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iii) 25,000 shares of performance-based restricted stock granted in February 2007 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; and (iv) 25,000 shares of unvested time-based restricted stock granted in November 2008 that vests in one-third installments over three years and in full upon a change in control of the Company; and (v) 50,000 shares of unvested time-based restricted stock granted in February 2010 that vests in one-third installments over four years and in full upon a change in control of the Company.

(15)
Mr. Platt's beneficial ownership amount does not include 50,000 shares of unvested time-based restricted stock granted in November 2009 that vests in one-third installments over three years and in full upon a change in control of the Company. Mr. Platt has shared voting and investment power with respect to 4,879 shares that are held in a trust of which he is co-trustee and indirect ownership of 2,945 shares held through his IRA.

PROPOSAL 1: ELECTION OF DIRECTORS

Size of Board

        The bylaws of PacWest Bancorp provide that the authorized number of directors shall not be less than 7 nor more than 15 with the exact number of directors to be fixed from time to time by resolution of a majority of the Board of Directors. The number of directors is currently fixed at 12 and the Board is currently composed of 12 directors. Twelve directors were elected at the 2009 Annual Meeting of Stockholders held on May 12, 2009.

Nominees

        PacWest's Board of Directors has nominated 12 candidates for election. The persons named in the following table have been recommended by the Compensation, Nominating and Governance Committee of the Board (the "CNG Committee") and approved by the Board of Directors as nominees for election to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified. All director nominees are current directors.

        With respect to such election, absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to effect the election of all 12 of the Board's nominees, or as many thereof as possible under the rules of cumulative voting, if any persons are nominated other than by the Board of Directors. In the event that any of the Board's nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. To the best of our knowledge, the Company has no reason to believe that any of the nominees will be unable to serve as directors.

Name	Age	Year First Elected or Appointed Director
Mark N. Baker	63	2006
Stephen M. Dunn	62	2001
John M. Eggemeyer	64	2000
Barry C. Fitzpatrick	63	2000
George E. Langley	69	2006
Susan E. Lester	53	2003
Timothy B. Matz	65	2001
Arnold W. Messer	64	2004
Daniel B. Platt	63	2003
John W. Rose	60	2009
Robert A. Stine	63	2000
Matthew P. Wagner	53	2001

        Mr. Baker is Manager of Baker Enterprises, LLC, a position he has held since 1972. Baker Enterprises is a family-owned company dealing in office, commercial, and agricultural development in San Diego County. Mr. Baker was formerly executive vice president of San Diego Wood Preserving Company, a family-owned business which ceased operations in 2005. Previously, Mr. Baker was a director and Vice Chairman of Community Bancorp Inc., from June 2000 to October 2006. Previously, Mr. Baker was on the Board of ENB Holding Co and ENB National Bank and its successors, FP Bancorp and First Pacific National Bank from 1984 until 1993, and was Chairman until it was sold in 1998. Mr. Baker's substantial experience in banking as a board member of numerous banks and publicly-traded bank holding companies in addition to his long-standing business presence in San Diego County, a significant market for us, make him well-qualified to serve on our Board.

        Mr. Dunn is the founder and President of Romar Company, a company involved in real estate development, brokerage and consulting and property management throughout Southern California since 1980. Mr. Dunn has served on the Company's Board since 2001. Mr. Dunn's significant experience in real estate, as well as his prior, long-term service on our Board, make him well-qualified to serve on our Board.

        Mr. Eggemeyer is Chairman of the Board of the Company. He is a co-founder and chief executive of Castle Creek Capital LLC, a merchant banking firm specializing in the financial services industry, and Castle Creek Financial LLC, a licensed broker/dealer, both of which he co-founded in 1990. Mr. Eggemeyer is also Chairman of the Board of Guaranty Bancorp, a position he has held since 2004, and was Chief Executive Officer of Guaranty Bancorp from 2004 to 2006. Since 2004, Mr. Eggemeyer has also served as Chairman and Chief Executive Officer of White River Capital, Inc., a consumer finance company, and its wholly owned subsidiary, Union Acceptance LLC. Within the past five years, he served as a director of TCF Financial Corporation (until April 2006) and American Financial Realty Trust (until October 2005). Mr. Eggemeyer also currently serves as a trustee of Northwestern University, the Parent Advisory Board of Stanford University and The Bishop's School in La Jolla, CA. Mr. Eggemeyer is also a director of Pacific Western Bank, since February 2010. Mr. Eggemeyer has been an investor, executive and financial advisor in the field of commercial banking for over 30 years. Mr. Eggemeyer's substantial expertise in banking, his knowledge and experience in capital markets, and his position as a founder of the Company make him well-qualified to serve on our Board.

        Mr. Fitzpatrick is an attorney and is currently Of Counsel with the firm Luce, Forward, Hamilton & Scripps LLP in San Diego, CA, a position he has held since May 2008. Formerly, Mr. Fitzpatrick was a partner, at Newnham, Fitzpatrick, Weston and Brennan, LLP, from July 2004 to June 2008, and prior to that was a partner with Fitzpatrick & Showen, LLP, from April 1996 to June 2004. Mr. Fitzpatrick is the former chair of the California State Bar Association's 6,000 member Trusts and Estates Section, a position he held from 2004-2005. Since 1995, Mr. Fitzpatrick has also served a director of the Donald C. and Elizabeth M. Dickinson Foundation, one of the largest private foundations in San Diego County. Mr. Fitzpatrick has served as a director since the Company was founded in 2000. Mr. Fitzpatrick's legal expertise, his business presence and experience in San Diego County, a significant market for us, as well as his prior experience on our Board make him well-qualified to serve on our Board.

        Mr. Langley, currently retired, was formerly a director and the President and Chief Executive Officer of Foothill Independent Bancorp from March 1992 to May 2006, when it was acquired by the Company. Previously he was the Executive Vice President, Chief Financial Officer and Secretary of the Foothill Independent Bancorp from 1976 to 1992. Mr. Langley is currently a director of Casa Colina, Inc., a non-profit charitable corporation, a position he has held since 1993. Mr. Langley is also a director of Pacific Western Bank, since February 2010. Mr. Langley resides in Glendora, CA. Mr. Langley's significant experience in banking, including as the CEO and CFO of a publicly-traded bank holding company, and his business experience in the Inland Empire, a significant market for us, make him well-qualified to serve on our Board.

        Ms. Lester, currently retired, was formerly the Chief Financial Officer of Homeside Lending, Inc. from October 2001 to May 2002. She was also formerly the Chief Financial Officer of U.S. Bancorporation from February 1996 to May 2000, in which position she was responsible for financial reporting and management, asset-liability management, mergers and acquisitions, and compliance among other matters. Ms. Lester is currently a director, of the following entities: Arctic Cat, Inc (since 2004), Minnesota Bank and Trust (since 2008), and Dexma, Inc. (since 2004). Ms. Lester is a former trustee and treasurer of Hazeltine National Golf Club and a former trustee of the College of St. Benedict. Ms. Lester resides in Minneapolis, MN. Ms. Lester's significant financial and banking expertise, including as CFO of a publicly-traded bank holding company, make her well-qualified to serve on our Board.

        Mr. Matz is an attorney, specializing in banking, corporate and securities law, and mergers and acquisitions. Since 1972, Mr. Matz has been a partner with the firm Elias, Matz, Tiernan & Herrick in Washington, D.C. For nearly 40 years, Mr. Matz has represented banks throughout the United States, including serving as an investor's representative and counsel to the Boards of Directors of three California banks from 1996 until the last of the three was sold, First Charter Bank, NA, which the Company purchased in 2001. Mr. Matz was also a director of Towne Bancorp of Mesa, Arizona from June 2008 until January 2010. Mr. Matz's substantial legal experience in banking and his long-term service on our Board make him well qualified to serve on the Board.

        Mr. Messer, a graduate of Harvard Law School, is an entertainment industry executive and a motion picture producer. Since 1994, Mr. Messer has been the President and Chief Operating Officer of Phoenix Pictures, a company he co-founded. Previously, Mr. Messer was an executive at Sony Pictures and its predecessors, from 1980 to 1994, last serving as Executive Vice President from 1992 to 1994. Mr. Messer has been an executive and film producer for over 30 years. Mr. Messer's substantial experience in management and finance, and his expertise in the entertainment business, a significant industry in Southern California, make him well-qualified to serve on our Board.

        Mr. Platt is Executive Vice President of the Company and a director of Pacific Western Bank, since November 2009. Previously, from May 2003 to November 2009, Mr. Platt was President of Del Mar Financial, a real estate consulting firm. From November 1995 to June 2002, Mr. Platt was Executive Vice President and Chief Financial Officer, Burnham Pacific Properties, a publicly-traded real estate investment trust. From 1983 to 1994, Mr. Platt held executive positions with Union Bank, Security Pacific Bank, and Bank of America. Mr. Platt's professional experience in commercial banking, real estate and finance for over 30 years and his experience as the CFO of a publicly-traded real estate concern make him well-qualified to serve on our Board.

        Mr. Rose is a Principal with CapGen Financial, LLC, a private equity firm specializing in financial institutions investments, since August 2007. Mr. Rose is also President of McAllen Capital Partners, a financial investment firm, a position he has held since January 1991. Mr. Rose is based in Hermitage, PA. Mr. Rose is currently a director of First Chicago Bancorp (since 2006), White River Capital Corp, FNB Corporation (since 2003) and Jacksonville Bancorp (since 1998). During the past five years, Mr. Rose was also a director of the following financial institutions: Coast Credit LLC, Virginia Beach, VA (1998 to 2005), Bay View Capital Corp. (2002 to 2005), Great Lakes Bancorp (2005 to 2008), Atlanta Bancorp (2006 to 2008), and The Bancshares, Inc. (2007 to 2009). Additionally, Mr. Rose previously served as a director of the Lifeline Shelters, Inc., a non-profit organization in Columbus, Ohio, from 1991 to 2006. Mr. Rose's has had a 35 year career as an investor, financial advisor and executive in the commercial banking industry during which time he has been a director of 25 banks and bank holding companies. Mr. Rose's substantial experience in banking and his experience as an advisor and director for numerous financial institutions in the country make him well-qualified to serve on our Board.

        Mr. Stine is a director, and the President and Chief Executive Officer of Tejon Ranch Company, a position he has held since May 1996. Tejon Ranch Company is a diversified real estate development and agri-business company traded on the New York Stock Exchange under the symbol TRC. Previously, Mr. Stine was the President and Chief Executive Officer of Collins Development Company, a diversified, privately held real estate development and asset management company in San Diego, CA, from June 1986 to March 1995. Mr. Stine was a director of the Bakersfield Californian, a privately owned newspaper, from 1999 through 2009. He is also a director of Valley Republic Bank, a de novo banking institution in Kern County, CA, since 2008. Mr. Stine's substantial career in real estate and finance, and his experience as the CEO of a publicly-traded company, make him well-qualified to serve on our Board.

        Mr. Wagner has been Chief Executive Officer and a director of PacWest Bancorp since 2000. Mr. Wagner is also a director of Guaranty Bancorp, since 2004. Prior to joining PacWest Bancorp in 2000, Mr. Wagner was President and Chief Executive Officer of Western Bancorp from 1996 until 1999, when Western Bancorp was acquired by U.S. Bancorp. Prior to joining Western Bancorp in 1996, Mr. Wagner served as an executive vice president with U.S. Bancorp in Minneapolis, Minnesota, from 1990 to 1996 and as a senior vice president from 1985 to 1990. Mr. Wagner brings extensive leadership and community banking experience to our Board, including executive management experience. In addition, as the chief executive officer of the Company and its subsidiary bank, he provides valuable insight and guidance on the issues of corporate strategy and risk management, particularly as to his expertise and understanding of the current trends within the financial services industry.

Cumulative Voting and Vote Required

        Each holder of PacWest common stock may vote their shares cumulatively for the election of directors if certain conditions are met at the Annual Meeting. Cumulative voting provides each stockholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, which such stockholder can then vote in favor of one or more nominees. For example, if you held 100 shares as of the Record Date, you would be entitled to 1,200 votes which you could then distribute among one or more nominees since there are 12 directors to be elected. Cumulative voting may only be exercised at the Annual Meeting if (1) the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and (2) at least one stockholder has given notice at the Annual Meeting prior to the voting of such stockholder's intention to cumulate his/her votes.

        Directors are elected by a plurality of votes cast for election of directors. Accordingly, the 12 director positions to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Board of Directors' Recommendation.

        The Board of Directors unanimously recommends that stockholders vote "FOR" all of the nominees listed above. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR each nominee listed above.

PROPOSAL 2: AMENDMENT TO THE PACWEST BANCORP CERTIFICATE OF INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED SHARES OF COMMON STOCK

        The Board of Directors has approved and adopted for submission to stockholders an amendment to Article Fourth of the Company's Certificate of Incorporation to increase the authorized number of shares of common stock of the Company from fifty million (50,000,000) to seventy-five million (75,000,000).

        To effect this change, the first sentence of Article Fourth of the Certificate of Incorporation would be amended and restated to read as follows:

    "The total number of shares of all classes of stock which the corporation shall have authority to issue is 80,000,000, of which 75,000,000 shares of the par value of $0.01 per share shall be designated as Common Stock and 5,000,000 shares of the par value of $0.01 per share shall be designated as Preferred Stock."

        The only change effected in Article Fourth by the proposed amendment will be to increase the authorized shares of capital stock from fifty-five million (55,000,000) to eighty million (80,000,000) and accordingly increase the authorized shares of common stock from fifty million (50,000,000) to seventy-five million (75,000,000). The rest of the text of Article Fourth will remain unchanged from the text as presently in effect.

        Currently, the Certificate of Incorporation authorizes the issuance of only fifty million (50,000,000) shares of common stock. As of the Record Date, there were 35,306,235 shares of the Company's common stock outstanding, and there were approximately 2,261 stockholders of record.

        The additional authorized shares of common stock will be part of the existing class of common stock, will not affect the terms of the common stock or the rights of the holders of common stock, and will have the same rights and privileges as the shares of common stock presently outstanding. The Company's stockholders have no preemptive rights to subscribe for additional shares of common stock when issued, which means that current stockholders do not have a prior right to purchase any newly-issued shares in order to maintain their proportionate ownership of the Company's common stock.

        As is the case with the shares of common stock that currently are authorized but unissued, if this amendment to the Company's Certificate of Incorporation is approved by our stockholders, the Board of Directors will have authority to issue the additional shares of common stock from time to time without the expenses and delay of a special meeting of stockholders or other stockholder action, except as may be required by applicable laws, regulatory authorities, or by the rules of The Nasdaq Stock Market LLC ("Nasdaq") or any other stock market or exchange on which the Company's common stock may then be listed.

        The Board of Directors believes that an increased level of authorized common stock would benefit the Company in its ability to pursue strategies intended to support planned growth and to enhance stockholder value by ensuring that the Company has a sufficient number of authorized but unissued shares of common stock available for future use. The Board of Directors considers the proposed increase in the number of authorized shares of common stock is desirable because it would give the Company the necessary flexibility to issue common stock in connection with stock dividends and splits, equity financings, corporate mergers and acquisitions, and for other general corporate purposes.

        As is the case with the shares of common stock that currently are authorized but unissued, any future issuance of common stock may have a dilutive effect on earnings per share and on the equity and voting rights of those holding common stock at the time the additional shares are issued.

        Although an increase in the authorized shares of the Company's common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to accumulate the Company's common stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by the Board of Directors to recommend or implement a series of anti-takeover measures.

        If the amendment is approved at the Annual Meeting, the Company will deliver, as soon as reasonably practicable, to the Secretary of State of Delaware a Certificate of Amendment reflecting such approval, and the changes will be effective as of the date of such filing.

  Vote Required and Recommendation of the PacWest Board of Directors

        The affirmative vote of at least a majority of the shares of common stock outstanding and entitled to vote is required to approve the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock.

        The PacWest Board of Directors believes that this proposal is in the best interests of PacWest and its stockholders and recommends a vote "FOR" Proposal 2.

 PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Company's Audit Committee has appointed the firm of KPMG LLP as independent auditors for PacWest for the fiscal year ending December 31, 2010, and is submitting its selection for ratification by our stockholders. KPMG LLP has served as our independent auditors since the Company's formation in 2000. Subject to the matters discussed under "Report of the Audit Committee," the Audit Committee carefully considered the firm's qualifications as independent auditors for PacWest. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established and any issues raised by the most recent quality control review of the firm. The Audit Committee's review also included the matters regarding auditor independence discussed under "Report of the Audit Committee," including whether the nature and extent of non-audit services would impair the independence of the auditors. Services provided to the Company and its subsidiaries by KPMG LLP in fiscal 2009 are described under the heading "Independent Auditors-Independent Auditor Fees" below.

        The Company's organizational documents do not require that stockholders ratify the appointment of KPMG LLP as the Company's independent auditor. The Company is doing so because the Board of Directors believes it is a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will consider the appointment of other independent auditors, but is not required to do so. The Audit Committee retains the power to replace the independent auditors whose appointment was ratified by stockholders if the Audit Committee determines that the best interests of PacWest warrant a change of its independent auditors.

        A representative of KPMG LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. KPMG LLP's representative is expected to be available to respond to appropriate questions.

  Vote Required and Recommendation of the PacWest Board of Directors

        The affirmative vote of at least a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the ratification of the appointment of the independent auditors.

        The PacWest Board of Directors recommends a vote "FOR" ratification of the appointment of KPMG LLP as the Company's independent auditors for the year ending December 31, 2010.

 PROPOSAL 4: APPROVAL OF THE PACWEST BANCORP 2007 EXECUTIVE INCENTIVE PLAN

  Introduction and Plan Overview

        In May 2007, the Company's stockholders approved a proposal to adopt the Company's Executive Incentive Plan (the "EIC Plan") designed to allow the Company to award cash bonuses to certain specified employees without having the awards count toward the $1 million limit set by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), beyond which compensation expense is not deductible by the Company. The purpose of the EIC Plan is to encourage the creation of long-term stockholder value by providing awards to certain officers of the Company if certain objective performance criteria are met.

        The Company requests that stockholders approve an amendment and restatement of the EIC Plan, which we refer to as the Amended EIC Plan, to expand the business criteria that can be used to establish performance goals for participants in the Amended EIC Plan for a specified performance period and to satisfy the requirement that the Company obtain approval every five years from its stockholders for the material terms of the plan. The expansion of the business criteria would include operating earnings, net interest margin, deposit growth, loan growth, capital ratios, adversely classified assets, internal audit ratings, external credit review ratings, and regulatory rating(s). The EIC Plan has been instrumental in promoting the success of the Company by providing additional means to attract, motivate and retain executives and key employees of the Company through grants of performance-based cash bonuses for high levels of individual performance and improved financial and operating performance of the Company. The Amended EIC Plan is necessary to permit PacWest to continue to provide incentives and rewards to its executives and key employees, to attract and retain such persons on a competitive basis and to associate the interests of such persons with those of PacWest and its subsidiaries.

        The Company already uses some of the proposed business criteria in setting performance goals for employee incentive compensation. The approval of the Amended EIC Plan, however, would enable the Company to take a tax deduction for the full amount of any such incentive compensation, to the extent it is payable to a covered executive who has reached threshold levels that would trigger the Section 162(m) deduction limits.

        The material features of the Amended EIC Plan are described below. However, this summary is subject to, and qualified in its entirety by, the full text of the Amended EIC Plan, a copy of which is attached hereto as Appendix A.

  Description of the Amended EIC Plan

        Awards under the Amended EIC Plan can generally be separated into two categories—(1) "Code Section 162(m) Awards," which are awards that qualify as "performance-based" incentives to covered employees as set forth under Code Section 162(m) and (2) "Other Awards," which are awards that are not intended to qualify as performance-based incentives under Code Section 162(m). Code Section 162(m) Awards are to be awarded to covered employees; Other Awards can be awarded to covered employees, as well as other executives and key employees.

        Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and the three other most highly compensated officers (other than the chief financial officer) whose compensation is required to be reported in the summary compensation table of a publicly-held company ("covered employees"). However, certain types of compensation, including performance-based compensation, are excluded from this limit provided the compensation is paid pursuant to a plan which, among other criteria, (i) is approved by the Company's stockholders at least every five years and (ii) does not involve discretion of the administrator in making awards to the covered employees.

        Code Section 162(m) Awards are granted subject to the following special rules. Code Section 162(m) Awards may be granted in the discretion of the CNG Committee to any executive whom the CNG Committee believes may be a "covered employee," as defined in Code Section 162(m). In this description, the "CNG Committee" refers to the Compensation, Nominating and Governance Committee of the Board of Directors (or a subcommittee comprised solely of "outside directors" (within the meaning of Code Section 162(m)) if the CNG Committee is not so comprised. In general, the regulations under Section 162(m) exclude from the $1 million limitation compensation that is calculated based on objective performance criteria. The amount of any Code Section 162(m) Awards are based on objective performance goals and a targeted level or levels of performance with respect to each goal as specified by the CNG Committee at a time when the outcome of the goal is substantially uncertain. Historically, the Company has used as a performance measure for its incentive awards diluted earnings per share, or EPS, and in some cases EPS adjusted to exclude certain extraordinary charges as well as the effects of noncash expense items. In addition to these, the performance criteria for Code Section 162(m) Awards may be based upon one or more of the following objective criteria: (i) net earnings; (ii) return on average assets ("ROA"); (iii) cash ROA; (iv) return on average equity ("ROE"); (v) cash ROE; (vi) operating earnings; (vii) earnings per share ("EPS"); (viii) cash EPS; (ix) net interest margin; (x) stock price; (xi) efficiency ratio; (xii) deposit growth; (xiii) loan growth; (xiv) capital ratios; (xv) adversely classified assets; (xvi) nonaccrual loans; and (xvii) regulatory rating(s). The CNG Committee may determine in its sole discretion the applicable performance period relating to any Code Section 162(m) Award. The CNG Committee must certify as to the attainment of the applicable performance goals prior to payment of any Code Section 162(m) Award, and may reduce (but not increase) the amount of any Code Section 162(m) Award.

        Other Awards to covered employees or other members of our incentive plan committee (the "IP Committee"), which consists of the Company's CEO and individuals who report directly to the CEO, may be granted at the discretion of the CNG Committee and will be administered by the CNG Committee. The CNG Committee may delegate to the IP Committee (or any of its members) and/or the Company's human resources director the authority to grant Other Awards to other eligible key employees. Other Awards will generally be expressed as a percentage of the employee's salary, and all performance measures applicable to Other Awards will be key indicators of the Company's financial and operating performance. All Other Award opportunities, grants and determinations are subject to approval by the CNG Committee, and the CNG Committee may reduce (but not increase) the amount of any Other Award.

        To receive payment of an award, a participant generally must have been employed by the Company and its subsidiaries for at least three months and remain employed through the date the award is paid, except that employees who terminate employment during a performance period due to retirement, death or disability will be entitled to a pro-rata portion of their Other Awards.

        Performance measures, target achievement levels and other terms and conditions applicable to awards may be adjusted during a performance period only with the CNG Committee's approval, but no such adjustment will be made to a Code Section 162(m) Award that would cause it to fail to qualify as performance-based compensation for purposes of Code Section 162(m).

        The maximum aggregate amount that may be awarded to any covered employee under a Code Section 162(m) Award during any calendar year is $5.0 million. There is no requirement that the maximum amount be awarded.

        The Amended EIC Plan may be amended, suspended or terminated in whole or in part at any time by the CNG Committee or the Board of Directors without stockholder approval, unless stockholder approval is required by any applicable law, rule or regulation.

        The Amended EIC Plan does not preclude or otherwise affect payment of any other compensation, including bonuses not intended to qualify as Code Section 162(m) performance-based compensation (whether or not under the Amended EIC Plan), based upon annual measures of performance or otherwise.

  New Plan Benefits

        The CNG Committee has determined to use the following performance measures for 2010 under the Amended EIC Plan as proposed: net operating earnings, core deposit growth, loan growth, and regulatory rating. Of course, the amount of each participant's bonus under the Amended EIC Plan for 2010 (and subsequent years) will be subject to our financial and operating performance, and the participant's individual performance, for such period and will be subject to the CNG Committee's right to reduce such amount as described above.

        For 2010, the CNG Committee established the performance targets, achievement levels and corresponding award opportunities under the Amended EIC Plan. Annual cash bonus opportunities for each of the Named Executive Officers, except for the CEO, were set at 60% of base salary. Mr. Wagner's annual cash bonus opportunity under the Amended EIC Plan was set at 100% of base salary. Below are the target award opportunities for 2010 for each category of participant under the Amended EIC Plan:

Participant	Target Award Opportunities
CEO	100% of Base Salary
Other Executive Officers(1)	60% of Base Salary
Officers (grade B)(2)	30% to 50% of Base Salary
Officers (grade C)(2)	10% to 30% of Base Salary

(1)
Includes each of the other Named Executive Officers and an additional eight executive officers, grades 2, 3 and A.

(2)
Includes 24 officers in grade B and 50 officers in grade C.

        The following are the target performance levels and corresponding award opportunities that were approved for the Company's executive officers for 2010. Achievement levels between the minimum and maximum specified, and corresponding award opportunities, are pro-rated based on mathematical interpolation. The award opportunities set forth below are not subject to the discretion of the CNG Committee as it relates to our Named Executive Officers for 2010:

		Performance and Corresponding Payout of Target Award Opportunity
Performance Measure	Weight	75%	100%	110%
Net Operating Earnings	30%	80% of Budget	Budget	120% Budget
Core Deposit Growth	30%	80% Budget	Budget	120% Budget
Composite Regulatory Rating	30%	Lower range	Current range	Current range and 120% payout of two other performance measures
Loan Growth	10%	80% of Budget	Budget	120% of Budget

        For 2010, the amounts payable to the following participants or groups of participants under the Amended EIC Plan, based upon achieving 100% of the performance measures, are as set forth in the table below.

Amount Payable for 2010 Based Upon Achieving 100% of Performance Measures
Matthew P. Wagner	$750,000
Victor R. Santoro	$273,750
Michael J. Perdue	$232,505
Jared M. Wolff	$236,250
Daniel B. Platt	$180,000
All Executive Officers as a Group (including the Named Executive Officers)	$2,758,130
All other Participants as a Group who are not Executive Officers	$2,761,780

        For a discussion of the award opportunities and actual payments made with respect to 2009, see "Executive Compensation—Compensation Discussion and Analysis—2009 Executive Compensation."

  Description of Principal Changes to Amended EIC Plan

        The Amended EIC Plan is substantially similar to the existing EIC Plan. The principal differences are that the business criteria that can be used to establish performance goals for participants in the plan for a specified performance period would be expanded. The following performance measures are new: operating earnings; net interest margin; deposit growth; loan growth; capital ratios; adversely classified assets; nonaccrual loans; internal audit results; external credit review; and regulatory rating(s). The Company believes that the addition of these financial and non-financial performance measures will enhance the ability of the Company to manage growth and risk, and compensate its executives consistent with such objectives.

  Vote Required and Recommendation of the PacWest Board of Directors

        The material terms described above of the EIC Plan must be approved by the affirmative vote of at least a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote.

        The PacWest Board of Directors believes that this proposal is in the best interests of PacWest and its stockholders and recommends a vote "FOR" Proposal 4.

 CORPORATE GOVERNANCE AND BOARD COMMITTEES

        The Company is committed to maintaining good corporate governance practices and adhering to high standards of ethical conduct. The Board regularly reviews its governance procedures to ensure compliance with rapidly changing laws, rules and regulations that govern the Company's business. The Company's website at www.pacwestbancorp.com includes important information regarding Company policies and Board charters, including the Company's Corporate Governance Guidelines and its Code of Business Conduct and Ethics, as well as all of the Company's SEC filings and press releases.

        During the fiscal year 2009, the Board of Directors of the Company met 15 times. The independent directors also met four times in executive session during 2009. The sessions of the independent directors were presided over by Mr. Stephen Dunn, who was elected by the independent directors as lead independent director and has served in that capacity in May 2009. Mr. Stine was the lead independent director for the meetings during 2009 prior to May 2009. No director attended less than 75% of the Company's Board meetings and Committee meetings on which he or she served during 2009, except for certain members of the Executive Committee who missed one or more of its special meetings called on short notice. The Executive Committee met three times during 2009 and all of its meetings were special meetings. Mr. Eggemeyer missed three meetings, and each of Mr. Dunn, Mr. Fitzpatrick and Mr. Rose missed one meeting. In 2009, nine directors attended the 2009 Annual Meeting of Stockholders. The Board's policy regarding director attendance at the Annual Meeting of Stockholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend and reimburse their reasonable expenses in connection therewith.

        The current members of the committees of the Board of Directors are as follows:

Director	Asset Liability Management Committee	Audit Committee	Compensation, Nominating and Governance Committee	Credit Risk Committee	Executive Committee
Mark N. Baker		X		X
Stephen M. Dunn			X	X	X
John M. Eggemeyer	X			X	C
Barry C. Fitzpatrick			C		X
George E. Langley	X	X
Susan E. Lester	X	X
Timothy B. Matz		C	X		X
Arnold W. Messer			X
Daniel B. Platt				X
John W. Rose	X				X
Robert A. Stine		X	X	C	X
Matthew P. Wagner	C			X	X

X = Member C = Chair

Independence

        A majority of the Board is composed of independent directors. At least annually, the Board, with the assistance of the CNG Committee, evaluates the independence of the directors based on the independence requirements of Nasdaq listing standards and applicable SEC rules and regulations.

        In March 2010, the Board affirmatively determined, upon the recommendation of the CNG Committee, that each director who served the Company during 2009 and each director and director nominee, with the exceptions of Mr. Eggemeyer, Mr. Platt and Mr. Wagner, meets the independence requirements of the Nasdaq listing standards and applicable SEC rules and regulations, including the independence requirements for committee membership. In making such determinations, the Board evaluated banking, commercial, service, familial or other transactions involving each director or immediate family member and their related interests and the Company, if any. For further information on Mr. Eggemeyer's relationship with the Company, please see the Section entitled "Certain Relationships and Transactions with Related Persons" on page 42 of this Proxy Statement.

Board's Role in Risk Oversight

        We believe that effective risk management is of primary importance to the success of our Company. We have a comprehensive risk management process that monitors, evaluates and manages the risks we assume in conducting our activities. Our Board's oversight of this risk management process is conducted through the responsibilities of the Board's standing committees: the ALM Committee, Audit Committee, CNG Committee and Credit Risk Committee. As described in more detail below, each of these committees is responsible for monitoring components of risk and the Company's exposure to such risks. The Committees each report to the Board, and the Board has overall responsibility for ensuring that overall risk awareness and risk management is appropriate. As a general matter, except for cases where a particular committee may choose to meet in executive session, all Board members are invited to attend (but not required to attend) the regular meetings of all Board committees, and our Board meetings are designed to facilitate attendance by all members. We believe that this open and collaborative structure provides for a more informed Board of Directors and also helps the Board understand and monitor the various internal and external risks to which the Company may be exposed.

Asset Liability Management ("ALM") Committee

        During 2009, the ALM Committee met four times. The ALM Committee monitors compliance by the Company and its subsidiaries with the Company's ALM policies and receives reports from the Company's executive management ALM committee which oversees the management of the Company's investment portfolio and asset/liability strategy on a day-to-day basis. The objective of the Company's ALM policy is to manage balance sheet and off-balance sheet assets and liabilities in order to maximize the spread between interest earned and interest paid, to maintain acceptable levels of interest rate risk, and to ensure that the Company has the ability to pay liabilities as they come due and fund continued asset growth. The executive management members responsible for managing the Company's ALM activities generally meet monthly to discuss ALM activities. The ALM Committee reviews management reports and management's recommendations for the Company's ALM strategies on a going forward basis, and oversees management's development and implementation of asset/liability pricing in order to attain the overall strategic objectives of the Company.

Audit Committee

        During 2009, the Audit Committee met 13 times. The Board has determined that each member of the Audit Committee is financially literate and that each of Mr. Langley and Ms. Lester is qualified as an audit committee financial expert and that each of them has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq. In November 2009, Mr. Platt became an employee of the Company. As a result of his employment, he was no longer independent and was replaced on the Audit Committee with Mr. Langley. For additional information regarding the background and relevant experience of Mr. Langley and Ms. Lester, please see the table of director nominees beginning on page 10 of this Proxy Statement. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee" included in this Proxy Statement, as well as in the Audit Committee charter. The charter of the Audit Committee was last amended as of May 2009, a copy of which may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance."

Compensation, Nominating and Governance ("CNG") Committee

        During 2009, the CNG Committee met six times. The CNG Committee reviews and approves, or makes recommendations to the Board of Directors on matters concerning, the salaries and benefits, including equity compensation, of the Company's executive officers, compensation of the directors, and director independence. The CNG Committee also reviews and approves the Company's incentive compensation plans and equity-based plans, 401(k) plans and other employee benefit plans. The CNG Committee assists the Board of Directors in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance principles and practices, including the review and approval or ratification of related-party transactions of the Company. The CNG Committee also makes recommendations to the Board of Directors regarding the composition and size of the Board and its committees. In furtherance thereof, the CNG Committee identifies, evaluates and recommends candidates for the Company's Board of Directors and considers nominees for director nominated by the Company's stockholders in accordance with the Company's bylaws. The CNG Committee operates under a charter that was last amended as of May 2009, a copy of which may be obtained on the Company's website at www.pacwestbancorp.com under the section entitled "Corporate Governance."

        In identifying and recommending nominees for positions on the Board of Directors, the CNG Committee places primary emphasis on the criteria set forth under "Selection of Directors" in our Corporate Governance Guidelines, namely: (1) personal qualities and characteristics, accomplishments and professional reputation; (2) current knowledge and contacts in the communities in which the

Company does business and in the Company's industry or other industries relevant to the Company's business; (3) ability and willingness to commit adequate time to Board and committee matters; (4) the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (5) diversity of viewpoints, backgrounds, experience and geographical location; and (6) the ability and skill set required and other relevant experience. In addition, under the terms of the stock purchase agreement with CapGen Financial Group entered into in September 2008, CapGen was entitled to nominate one individual to the Company's Board of Directors. CapGen's nominee to the Company's Board of Directors was Mr. Rose. The CNG Committee has continued to recommend the nomination and election of Mr. Rose since that time.

        The CNG Committee does not set specific, minimum qualifications that nominees must meet in order for the CNG Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Through the Board's annual self-evaluation process, the CNG Committee evaluates the result, including whether the diversity of the Board members is appropriate to advise the Company on its risks and opportunities. Members of the CNG Committee may seek input from other members of the Board in identifying possible candidates, and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The CNG Committee will consider candidates recommended by stockholders against the same criteria as nominees not proposed by stockholders. Stockholders who wish to submit nominees for director for consideration by the CNG Committee for election at our 2011 Annual Meeting should follow the process detailed in the section entitled "Other Business—Director Nominations" on page 46 of this Proxy Statement.

        For further information on the Company's processes and procedures for the consideration and determination of director compensation, please see the section entitled "Compensation of Directors" on page 23 of this Proxy Statement. For further information on the Company's processes and procedures for the consideration and determination of executive compensation, please see the section entitled "Executive Compensation—Compensation Discussion and Analysis" on page 27 of this Proxy Statement.

Credit Risk Committee

        During 2009, the Credit Risk Committee met four times. The Credit Risk Committee is responsible for monitoring trends in the Company's loan portfolio and the Company's allowance for credit losses, as well as establishing internal limits related to the Company's lending exposure. The Company's chief credit officer reports on a quarterly basis to the Credit Risk Committee, or more frequently, as needed, regarding the Company's loan portfolio and allowance for credit losses. The Credit Risk Committee also receives reports from the Company's external loan review consultants.

Executive Committee

        During 2009, the Executive Committee met three times. The Executive Committee reviews and makes recommendations to the Board of Directors with respect to strategy, acquisitions and other opportunities for the Company and acts on behalf of the Board, to the full extent permitted by law, when it is impractical for the full Board to meet. In addition, the Executive Committee is a forum to review other significant matters not addressed by the other Board committees and to make appropriate recommendations to the Board of Directors.

Family Relationships

        There are no family relationships among any of the directors or executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

        During 2009, Mr. Dunn, Mr. Fitzpatrick, Mr. Matz, Mr. Messer and Mr. Stine served on the CNG Committee. Mr. Stine joined the CNG Committee in May 2009, after the Company's 2009 Annual Meeting. Until his retirement at the May 2009 Annual Meeting, Mr. David S. Williams served on the CNG Committee. None of these directors was formerly an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the board of directors of any other company that has one or more executive officers serving as a member of the CNG Committee. In addition, no executive officer of the Company serves as a member of the compensation committee of the board of any other company that has one or more executive officers serving as a member of the Company's Board of Directors. No such interlocking relationships existed during 2009.

COMPENSATION OF DIRECTORS

        The Company compensates its non-management directors through an annual cash retainer, paid quarterly. The Company does not pay per Board meeting or per committee meeting fees.

        The CNG Committee of the Board evaluates director compensation, and compares the compensation of the Company's directors to that offered by peer companies. The Company also subscribes to surveys to further provide information on director compensation at peer companies. The CNG Committee recommends compensation for non-employee directors to the full Board, which in turn determines director compensation for each fiscal year. The compensation is designed to attract and retain qualified directors, and to compensate them for the time and risk associated with being a director. The Company reimburses its directors for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board and its committees. The table below details director compensation for 2009.

2009 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John M. Eggemeyer, Chairman	$120,000	—	—	—	—	$3,370(1)	$123,370
Mark N. Baker	$60,000	—	—	—	—	—	$60,000
Stephen M. Dunn	$60,000	—	—	—	—	—	$60,000
Barry C. Fitzpatrick	$60,000	—	—	—	—	—	$60,000
George E. Langley	$60,000	—	—	—	—	—	$60,000
Susan E. Lester	$60,000	—	—	—	—	—	$60,000
Timothy B. Matz	$60,000	—	—	—	—	—	$60,000
Arnold W. Messer	$60,000	—	—	—	—	—	$60,000
Daniel B. Platt(2)	$45,000	—	—	—	—	—	$45,000
John W. Rose(3)	$12,000	—	—	—	—	—	$12,000
Robert A. Stine	$60,000	—	—	—	—	—	$60,000
Matthew P. Wagner(4)	—	—	—	—	—	—	—

(1)
Represents life insurance premiums paid by the Company.

(2)
Mr. Platt became an employee of the Bank in November 2009 and as an employee director, he does not receive compensation for service on the Company's Board.

(3)
Mr. Rose is a Principal of CapGen Financial, LLC, an 11% stockholder of the Company. Mr. Rose receives 20% of the board service fees and 80% of his board service fees are remitted to CapGen Financial, LLC.

(4)
Mr. Wagner does not receive compensation for service on the Company's Board because he is an employee director.

        Compensation of the Board was last increased in February 2008. No increase in compensation was made during 2009. In February 2010, based on recommendations from the CNG Committee, the Board of Directors determined not to increase Board compensation for 2010.

        In February 2010, Mr. Eggemeyer and Mr. Langley were added to the Board of Directors of Pacific Western Bank, the Company's wholly-owned banking subsidiary. Mr. Eggemeyer and Mr. Langley will each receive an annual $10,000 retainer, paid in quarterly installments, for their service on the Bank's board of directors.

EXECUTIVE OFFICERS

        The following table sets forth, as to each of the persons who currently serves as an executive officer of the Company, such person's age (as of the Record Date), current position and the period during which such person has served in such position. Following the table is a description of each executive officer's principal occupation during the past five years.

Name	Age	Position	Year in which assumed current position		Year hired by the Company
Christopher D. Blake	50	President of the Eastern Region, Pacific Western Bank	2002		2002
Robert M. Borgman	62	Executive Vice President, Credit Administration of the Company and Pacific Western Bank	2006		2000
Casey (Joe) Cecala, III	54	President of the Inland Empire Region, Pacific Western Bank	2006		2006
Mark Christian	46	Executive Vice President, Manager of Operations and Systems of the Company and Pacific Western Bank	2005		2000
Robert G. Dyck	53	Executive Vice President and Chief Credit Officer of the Company and Pacific Western Bank	2003		2001
Lynn M. Hopkins	42	Executive Vice President and Corporate Secretary of the Company and Chief Financial Officer of Pacific Western Bank	2002	(1)	2002
Michael J. Perdue	55	President of the Company and of Pacific Western Bank	2006		2006
Daniel B. Platt	63	Executive Vice President of the Company and of Pacific Western Bank	2009		2009
William T. Powers	69	President of the Desert Region, Pacific Western Bank	2000		2000
Victor R. Santoro	61	Executive Vice President and Chief Financial Officer of the Company and Executive Vice President of Pacific Western Bank	2003		2003
Michael L. Thompson	64	Executive Vice President, Human Resources of the Company and of Pacific Western Bank	2000		2000

Name	Age	Position	Year in which assumed current position		Year hired by the Company
Matthew P. Wagner	53	Chief Executive Officer and Director of the Company, and Chairman and Chief Executive Officer of Pacific Western Bank	2000		2000
Jared M. Wolff	40	Executive Vice President, General Counsel and Assistant Secretary of the Company; President of the Los Angeles and Ventura Regions of Pacific Western Bank	2002	(2)	2002

(1)
Ms. Hopkins became Corporate Secretary in April 2009. Previously, she was Assistant Corporate Secretary.

(2)
Mr. Wolff became President of the Los Angeles Region of the Bank in April 2009 and of the Ventura Region when the Bank acquired Affinity Bank in August 2009. In April 2009, Mr. Wolff became Assistant Corporate Secretary of the Bank. He was previously Corporate Secretary.

        Christopher D. Blake is President of the Eastern Region of Pacific Western Bank. Mr. Blake joined Pacific Western National Bank in October 1994 and served as Chief Credit Officer until being appointed Chief Operating Officer in December 1999. He became President of the Eastern Region when the bank was acquired by the Company on January 31, 2002.

        Robert M. Borgman is Executive Vice President, Credit Administration of the Company and Pacific Western Bank. Mr. Borgman is also a director of Pacific Western Bank. Previously, Mr. Borgman served as President and Chief Executive Officer and a director of First National Bank from July 2003 to October 2006, and as Executive Vice President and Chief Credit Officer of the Company from the Company's formation in May 2000 until July 2003. Prior to joining the Company, Mr. Borgman was Executive Vice President and Chief Credit Officer of Western Bancorp from August 1997 to November 1999. Prior to joining Western Bancorp, Mr. Borgman was the founder, President and Chief Executive Officer of National Business Finance, Inc., a national commercial finance and factoring organization headquartered in Denver, Colorado, from July 1987 to August 1997.

        Joe Cecala is President of the Inland Empire Region of Pacific Western Bank. Prior to joining the Company in May 2006, Mr. Cecala was Executive Vice President and Chief Credit Officer of Foothill Independent Bank from January 2003 to May 2006, and Senior Vice President and Chief Credit Officer from March 2001 to January 2003.

        Mark Christian is Executive Vice President, Manager of Operations and Systems, of the Company and Pacific Western Bank. Prior to May 2005 when he assumed his current position, Mr. Christian was Senior Vice President, Operations and Systems, of the Company. Mr. Christian joined the Company in May 2000 with its acquisition of Rancho Santa Fe National Bank, where he had been Senior Vice President of Operations, since 1997.

        Robert G. Dyck is Executive Vice President and Chief Credit Officer of the Company and Pacific Western Bank. Mr. Dyck also serves as a director of Pacific Western Bank. Prior to becoming Chief Credit Officer of the Company in November 2003, Mr. Dyck was Senior Vice President and Chief Credit Officer of Pacific Western National Bank since January 2001. Mr. Dyck was Senior Vice President and Chief Credit Officer of First Professional Bank from January 2000 to December 2000, when it was acquired by the Company. Mr. Dyck served as Senior Vice President and Senior Credit Officer for Western Bancorp from April 1997 to November 1999.

        Lynn M. Hopkins is Executive Vice President and Corporate Secretary of the Company and Executive Vice President, Chief Financial Officer and Corporate Secretary of Pacific Western Bank.

Prior to joining the Company in January 2002, Ms. Hopkins was a Senior Vice President and Controller of California Community Bancshares, Inc., a California-based bank holding company, from February 2000 to December 2001 and, in addition, served as Chief Financial Officer of its wholly-owned subsidiary, Bank of Orange County, from July 2000 to December 2001. From August 1998 to January 2000, Ms. Hopkins was the Controller of Western Bancorp and the Chief Financial Officer of Southern California Bank.

        Michael J. Perdue is President of the Company and Pacific Western Bank. He also serves as a director of Pacific Western Bank. Prior to joining the Company in October 2006, Mr. Perdue was President, Chief Executive Officer and a director of Community Bancorp Inc. from December 2003 to October 2006, and Chief Operating Officer from July 2003 until December 2003. Prior thereto, he was Executive Vice President of Entrepreneurial Corporate Group and President of its subsidiary, Entrepreneurial Capital Corporation.

        Daniel B. Platt is Executive Vice President of the Company and Pacific Western Bank. He also serves as a director of Pacific Western Bank. Mr. Platt joined the company as employee in November 2009 and has been a director of the Company since 2003. Previously, from May 2003 to November 2009, Mr. Platt was President of Del Mar Financial, a real estate consulting firm. From November 1995 to June 2002, Mr. Platt was Executive Vice President and Chief Financial Officer, Burnham Pacific Properties, a publicly-traded real estate investment trust. From 1983 to 1994, Mr. Platt held executive positions with Union Bank, Security Pacific Bank, and Bank of America. Mr. Platt has been in commercial banking, real estate and finance for over 30 years.

        William T. Powers is President of the Desert Region of Pacific Western Bank. He formerly served as the President and Chief Executive Officer of First Community Bank of the Desert, a position he held from October 1993 to January 2002, when the bank was merged with the predecessor banks of Pacific Western Bank.

        Victor R. Santoro is Executive Vice President and the Chief Financial Officer of the Company, and Executive Vice President and a director of Pacific Western Bank. Prior to joining the Company in September 2003, Mr. Santoro was with KPMG LLP, where he had been a partner since 1980, focusing primarily on clients in the banking industry.

        Michael L. Thompson is Executive Vice President, Human Resources of the Company and Pacific Western Bank. Prior to joining the Company in September 2000, Mr. Thompson was an Independent Consultant from November 1999 to September 2000. Mr. Thompson served as Senior Vice President—Human Resources of Western Bancorp from December 1998 to November 1999. Prior to joining Western Bancorp, Mr. Thompson was Senior Vice President of Human Resources for Citizens Business Bank from April 1989 to December 1998.

        Matthew P. Wagner is Chairman and Chief Executive Officer of the Company and of Pacific Western Bank. Mr. Wagner is also a director of Guaranty Bancorp, since 2004. Prior to joining the Company in 2000, Mr. Wagner was President and Chief Executive Officer of Western Bancorp from 1996 until 1999, when Western Bancorp was acquired by U.S. Bancorp. Prior to joining Western Bancorp in 1996, Mr. Wagner served as an executive vice president with U.S. Bancorp in Minneapolis, Minnesota, from 1990 to 1996 and as a senior vice president from 1985 to 1990.

        Jared M. Wolff is Executive Vice President, General Counsel and Assistant Corporate Secretary of the Company and Pacific Western Bank, and is also President of the Los Angeles and Ventura Regions of Pacific Western Bank. Mr. Wolff is also a director of Pacific Western Bank. Prior to joining the Company in October 2002, Mr. Wolff was associated with the Los Angeles office of the law firm Sullivan & Cromwell LLP, from January 2001 through September 2002, and the New York office of Sullivan & Cromwell from September 1996 through November 1997. From October 1998 to August 2000, Mr. Wolff was Executive Vice President, Operations for eNutrition, Inc., a California retailer of nutritional supplements. From November 1997 to October 1998, Mr. Wolff was an investment banker with Credit Suisse First Boston. Mr. Wolff is a member of the bars of the State of California and the State of New York.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        In addition to its responsibilities to make recommendations for nominees to the Company's Board and its committees and to oversee the governance and evaluation process of the Board and its committees, it is the duty of the CNG Committee to administer the Company's compensation system and various incentive plans, including the Company's 2003 Stock Incentive Plan, which we refer to as the Incentive Plan, and the Executive Incentive Plan, or EIC Plan. The CNG Committee reviews and approves compensation levels of members of executive management, including the five executives who are identified in the Summary Compensation Table on page 34 of this Proxy Statement (whom we refer to as our Named Executive Officers), evaluates the performance of the executive management team and considers executive management succession and related matters. With respect to the compensation of the CEO, the CNG Committee evaluates and recommends such compensation to the Board for approval annually. The CNG Committee reviews with the Board, at least annually, all material aspects of compensation for the Company's executive officers.

  Compensation Philosophy and Objectives

        The primary goal of our compensation program is to link a substantial portion of executive compensation to the financial strength, long-term profitability of the Company and risk management of the Company. The CNG Committee achieves this goal by tying meaningful grants of equity compensation and an annual cash bonus to significant measures of financial and non-financial performance, as provided in the EIC Plan.

        The second goal of our compensation program is to align the interests of our executive officers with the interests of our stockholders. We attempt to accomplish this by establishing performance goals for incentive compensation and performance-based restricted stock that are also tied to financial objectives that are meaningful to our stockholders, such as growth in EPS and other measures of financial strength that promote the long-term success of the Company.

        The third goal of the compensation program is to retain highly competent executives. Our executives, and particularly our Named Executive Officers, are talented managers and they are often presented with opportunities at other institutions, including opportunities at potentially higher compensation levels. The Company does not currently have employment agreements with any of its employees. Accordingly, we seek to retain our executives by setting base compensation and incentives at competitive levels and by awarding meaningful stock-based awards. The CNG Committee reviews executive compensation levels paid by peer companies across a range of asset sizes, based on available data, as discussed below. Key elements of compensation to our Named Executive Officers and other executive officers include payout following the achievement of long-range financial and strategic objectives. The CNG Committee intends to pay incentive compensation at the high end of peer group incentive compensation, but only if the Company performs at the high end among peers.

        We combine the compensation elements for each of our Named Executive Officers and other executive officers in a way we believe will maximize such executive's contribution to the Company and contribute to the Company's long-term success. The CNG Committee has not established a policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. Rather, the CNG Committee undertakes a subjective analysis in light of the goals described above and, in connection with their analysis, reviews and considers information provided by independent compensation consultants and surveys to which the Company subscribes to determine the appropriate level and mix of base compensation, performance-based pay and other elements of compensation.

  Components of Compensation

        The Company compensates its executive officers in three ways: base compensation, annual cash bonus opportunity under our EIC Plan, and periodic grants of time-based and performance-based restricted stock under the Incentive Plan. Our executives can defer base salary through our tax-qualified 401(k) plan. In addition, we provide change in control severance protection to our executive officers through our Executive Severance Pay Plan. We also provide certain perquisites to our executive officers, such as an auto allowance or use of a company vehicle, reimbursement of club dues for clubs that are used frequently for business purposes, and life and disability insurance. The CNG Committee reviews at least annually all components of compensation payable to the CEO and the other executive officers, in terms of current compensation, long-term and incentive compensation, perquisites and payouts upon or following a change in control of the Company, to ensure that the compensation program is meeting the goals of the Company's compensation philosophy described above. The overall review of compensation is also reviewed by the Board annually.

        Base Salary—The CNG Committee reviews the base compensation of the CEO and of the executive officers reporting to him. The CNG Committee makes compensation recommendations for the CEO to the full Board (excluding the CEO). Based on recommendations from the CEO, the CNG Committee evaluates and determines compensation levels for the other members of the Company's executive management team. The CNG Committee reviews banking-related salary survey data related to a peer group as described below under "—Annual Review of Executive Compensation Program" and last received external guidance during November 2008 from an independent compensation consultant. The CNG Committee does not tie its base compensation decisions to any particular benchmarks, formulas, measurements or criteria, but the CNG Committee considers the Company's performance, individual executive performance and compensation levels paid by comparable financial institutions, as well as economic conditions in the Company's market areas, and refers to analyses or guidance from consultants during the annual review process.

        Annual Cash Bonus—Pursuant to the Company's EIC Plan, annual cash bonuses are paid to executives based on the achievement of certain performance targets and satisfactory individual performance. Performance targets may be financial goals or non-financial goals tied to the management of organizational risk, such as the achievement of satisfactory results related to internal audits or regulatory examinations. Not all eligible executive officers will necessarily receive a bonus and not all eligible executive officers will necessarily receive the same bonus. Additional amounts may be paid as bonuses to members of the Company's executive management team who are deemed by the CNG Committee to have achieved superior performance during the fiscal year. Depending on an individual's overall compensation, payments of any amounts to the Named Executive Officers outside of amounts established under the EIC Plan, however, may not be eligible for tax deductibility. The performance target under the EIC Plan generally represents a meaningful increase in the performance target over the previous fiscal year or represent meaningful goals that balance the performance of the Company and return to stockholders with prudent risk management. Financial performance targets corresponding to achievement of a payout equal to a participant's target bonus are typically set at levels equal to the Company's budgeted financial performance for the current fiscal year. The achievement levels and corresponding award opportunities are not determined by the CNG Committee based on any set formula or pre-determined methodology, but rather reflect the subjective analysis and determination by the CNG Committee as to the appropriate incentive to focus management on the profitability and corresponding management of risk for the Company.

        Stock-Based Awards—Stock-based awards granted to executive officers of the Company under the Incentive Plan may be granted from time to time at the discretion of the CNG Committee upon its own determination or recommendation from the CEO, and may be granted to the CEO upon recommendation of the CNG Committee and approval of the Board. Typically, the CNG Committee decides whether to approve the grant of equity awards, and the terms of such grant, after discussion with executive management presenting the grant proposals. Awards of long-term incentive compensation in the form of restricted stock grants to our Named Executive Officers and other executive officers generally occur during the first quarter along with the formal annual evaluation of such executive's total compensation. Additionally, grants may also coincide with promotions or the vesting of a previous grant. In considering whether to recommend the grant of an equity award and the size of the grant to be awarded, the CNG Committee considers, with respect to the executive officer, the salary level, the contributions expected toward the strategic growth, financial strength, risk management and profitability of the Company. The CNG Committee also evaluate survey data indicating grants made to similarly situated officers at comparable financial institutions, as detailed in reports or peer groups advised by its consultants, as described below under "—Annual Review of Executive Compensation Program."

        Since 2003, the Company has granted time-based and performance-based restricted stock in lieu of granting stock options as incentive compensation. Although the Company has not granted stock options recently, it reserves the right to do so in the future pursuant to the terms of the Incentive Plan. While stock options and time-based restricted stock link an executive's interests to those of stockholders, they do not have a performance component or measure. Performance-based restricted stock, however, has a performance component and the Company has historically used performance-based restricted stock to tie the incentive pay of executives to the performance of the Company. Because restricted stock, both performance-based and time-based, generally has value whether or not the Company's stock price fluctuates, the Company can grant fewer shares of restricted stock compared to stock options, resulting in less dilution to stockholders. The value of both time-based and performance-based restricted stock fluctuates directly with changes in our stock price and, with respect to performance-based restricted stock, only vests to the extent that specific internal financial performance targets are achieved. If the minimum or set performance targets are not achieved, no vesting occurs and the granted shares are forfeited. Amortization of all performance-based restricted stock was suspended in the fourth quarter of 2007 and the accumulated amortization was reversed in the fourth quarter of 2008 when management determined that it would be improbable to achieve the financial targets. All granted shares accelerate vesting upon a change in control of the Company, as defined in the Incentive Plan. On all grants to date of time-based and performance-based restricted stock, the Company has elected to pay dividends to the grantee on such shares prior to vesting at the same rate as dividends are paid to stockholders generally. Dividends paid prior to vesting are treated as compensation to the grantee and taxed at ordinary income rates for tax purposes.

        401(k) Plan.    Our 401(k) plan allows executives and other participants to defer a portion of their compensation and, for 2009, the Company provided participants a match of 1.5% of contributions up to 6% of their base salaries, subject to IRS limitations. We currently have no tax-deferred investment alternatives for our executive officers other than our 401(k) Plan.

        Change in Control Protection.    The Company has adopted an Executive Severance Pay Plan, or the Severance Plan, which provides for severance compensation for our executive officers in the event of termination without "cause" or for "good reason" (as each is defined in the Severance Plan) within two years following a change in control. The purposes of the Severance Plan are to assist in recruiting, encourage retention and minimize the uncertainty and distraction caused by the potential for bank acquisitions, and to allow our executive officers to focus on performance by providing transition assistance if there is a change in control. In addition, the program is intended to align executive and stockholder interests by enabling the executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives' own employment. The Severance Plan requires that there be both a change in control and an involuntary termination without "cause" or a voluntary termination for "good reason", which is often referred to as a "double-trigger." Under the double-trigger formula, the Company' s successor is obligated to make payments under the Severance Plan only if the executive is actually or constructively discharged as a result of the change in control. In addition, under the Company's Incentive Plan, all granted equity awards fully vest upon a change in control. The Company determined that accelerated vesting is appropriate under this circumstance as a means to attract and retain executives in light of the uncertainty that accompanies consolidation in the banking sector. For more information on the Severance Plan, please see the section entitled "Potential Payments on Termination and Change in Control" beginning on page 37 of this Proxy Statement.

  Risk Management

        Through the Company's compensation program, the CNG Committee attempts to balance appropriate compensation and performance incentives with the Company's risk profile. Specifically, the CNG Committee alters the performance measures under the EIC Plan, for a given year, based on financial and operating metrics the Company seeks to achieve. For example, in a particular year, net operating earnings may be a performance measure but have a lower weight than a prior year. In the current operating environment, in determining target award opportunities under the EIC Plan, the CNG Committee has placed less emphasis on earnings than in prior years, and more emphasis on deposit growth and overall risk management (through the use of composite regulatory rating as a performance measure). Additionally, the CNG Committee has made grants of time-based restricted stock in lieu of performance-based restricted stock, in order to balance the ratio of time-based and performance-based restricted stock of the Company's executives, and to place more emphasis on steady achievement than performance goals that have a higher level of volatility and lower level of probability. These changes were adopted in part in response to recommendations of the Company's outside compensation consultant engaged in November 2008. See "—Annual Review of Executive Compensation Program" below.

  Annual Review of Executive Compensation Program

        Generally, an overall review of compensation is conducted by the CNG Committee at the end of each fiscal year in advance of salary and compensation recommendations made at the beginning of the subsequent fiscal year in conjunction with the annual budgeting process. The CNG Committee last engaged an outside consultant at the end of 2008 to help evaluate the overall compensation program for its executive officers and to help determine compensation for 2009. No compensation consultant was engaged in 2009 for the determination of 2010 compensation. However, the CNG Committee further implemented many of the recommendations made by the consultant at the end of 2008.

        The consultant analyzed the Company's total compensation program, including retention and incentive goals, against a peer group of publicly traded, regional financial institutions. The analysis included data generated from a variety of surveys and peer groups. The peer group against which the Company evaluated its compensation ranged in assets from $3 billion to $12 billion and included the following financial institutions: Bank of Hawaii Corporation, Boston Private Financial Holdings, Inc., Capitol Bancorp, Ltd., Cathay General Bancorp, Columbia Banking System Inc., CVB Financial Corp., East West Bancorp, Pacific Capital Bancorp, Pinnacle Financial Partners, Inc., Private Bancorp, Sterling Bancshares, SVB Financial Group, Umpqua Holdings Corp, and Westamerica Bancorporation. The compensation consultant reviewed total compensation elements relative to these peers and the Company's financial performance relative to the peer group.

        Overall, the compensation consultant determined that during the prior fiscal year, and for the average of the prior three fiscal years, the Company's financial performance was in the top 25 percentile relative to the peer group for several financial ratios. The consultant also determined that total cash compensation levels for the Named Executive Officers were between the median and the top 25 percentile of the peer group. The compensation consultant also determined that the intended value of long-term incentive compensation, including performance-based restricted stock, was targeted at the higher end of the market. However, the consultant noted that much of the granted performance-based stock was unlikely to vest, and accordingly its incentive value and retention value were low to the executives. The consultant noted that previous grants of performance-based restricted stock intended as both retention tools and incentive compensation were granted with goals so far in the future as to make such goals unrealistic. In addition, such goals were overly weighted on all-or-nothing performance measures.

        The compensation consultant recommended that the CNG Committee develop a more balanced policy for making stock grants. In particular, the consultant advised the Company to revise its policy relating to stock grants to make more regular, periodic grants of both time-based and performance-based restricted stock. The consultant also recommended that grants of time-based restricted stock be made annually or less frequently and should provide for annual vesting components. The consultant also recommended that grants of performance-based restricted stock should be set based on incentive-based objectives obtainable over a shorter horizon than the Company typically set previously. In addition, the consultant recommended that the Company broaden the range of goals under the Company's EIC plan. Noting that in two of the prior three years no cash bonuses were awarded despite the relatively strong financial performance of the Company, the consultant recommended that goals for awarding annual cash bonuses include more than one performance measure, with each performance target weighted as a percentage of the overall cash bonus.

        As a result of these recommendations, the CNG Committee adopted an internal restricted stock grant policy that provides a framework for making grants that would provide for more balance between grants of time-based and performance-based restricted stock and also reduce the performance horizon for performance-based goals. It is expected that any future grants of time-based or performance-based restricted stock to the Company's executive officers would be made pursuant to this framework. Additionally, the CNG Committee approved EIC Plan targets for 2009 that include a broader set of performance measures, as described below under "2009 Executive Compensation."

        In evaluating compensation in 2007 for 2008, the CNG Committee did not engage a compensation consultant. The CNG Committee evaluated base salaries and overall compensation in light of existing compensation and peer compensation levels used during the evaluations from the prior two years.

  2009 Executive Compensation

        The CNG Committee (and the Board, in the case of the CEO) reviewed and approved the compensation of Matthew Wagner, the CEO, Victor Santoro, the CFO, and each of the other Named Executive Officers and executive officers for 2009.

        2009 Base Salary.    The CNG Committee approved 2009 base salaries in February 2009, to take effect March 1, 2009. No change in base salaries or in potential cash bonus compensation was approved or recommended by the CNG Committee with respect to the Named Executive Officers, or any other executive officers, for 2009. The CNG Committee previously had increased based salaries, and reduced potential cash bonus compensation, for the Named Executive Officers and certain other executive officers in 2008, and determined that base salaries of the Named Executive Officers and other executive officers remained appropriate for 2009. Mr. Wagner's base salary and potential cash bonus opportunity was last raised in February 2007.

        2009 Annual Bonus/EIC Plan Awards.    The CNG Committee established the performance targets, achievement levels and corresponding award opportunities under the EIC Plan in March 2009 for 2009 cash bonuses. Annual cash bonus opportunities for each of the Named Executive Officers, except for the CEO, were set for 2009 at 60% of base salary. Mr. Wagner's annual cash bonus opportunity for

2009 under the EIC Plan was set at 100% of base salary. Below are the target award opportunities for each category of participant under the EIC Plan:

Participant	Target Award Opportunities
CEO	100% of Base Salary
Other Executive Officers(1)	60% of Base Salary
Officers (grade B)(2)	30% to 50% of Base Salary
Officers (grade C)(2)	10% to 30% of Base Salary

(1)
Includes each of the other Named Executive Officers and an additional eight executive officers, grades 2, 3 and A.

(2)
Includes 24 officers in grade B and 50 officers in grade C.

        Three performance measures were established and each assigned a weight, representing the percentage of the target bonus that such performance measures represented. The performance measures for 2009 were net operating earnings, core deposit growth and composite regulatory rating. Achievement of budgeted net operating earnings and core deposit growth corresponded to a 100% payout of that performance measure's bonus weight.

        The following are the target performance measures, weights and corresponding award opportunities that were approved for the Company's executive officers for 2009:

		Performance and Corresponding Payout of Target Award Opportunity
Performance Measure	Weight	75%	100%	110%
Net Operating Earnings	40%	80% of Budget	Budget	120% Budget
Core Deposit Growth	30%	90% Budget	Budget	120% Budget
Composite Regulatory Rating	30%	Lower range	Current range	Current range and 110% payout of both other targets

        For 2009, net operating earnings was set at $35.3 million, which represented budgeted net operating earnings. The decrease in expected operating earnings for 2009 relative to prior years was based on the uncertainty in the overall economy and the stress under which commercial banks were operating, both in terms of increases in problem loans and general disruption to banking operations. Core deposit growth was set at 6% and represented a meaningful increase over the prior year in light of the difficult environment in which regional independent banks, such as the Company, operated to compete for deposits. Composite regulatory rating was based on maintaining a composite regulatory rating that would permit the Company and the Bank to operate comfortably in the current environment.

        During 2009, the CNG Committee determined that the Company met its Core Deposit performance target at 114% of Budget, corresponding to a 107% payout and that the Company met its Composite regulatory rating at target levels corresponding to 100% payout. The CNG Committee determined that the Company did not meet the minimum threshold for payout of the net operating earnings performance target since the Company incurred a net loss for 2009. Accordingly, the Company achieved a performance targets at a level corresponding to payment to participants in the EIC of 63% of their respective target bonuses. Due to the significant achievements of the Company during 2009, including the acquisition of Affinity Bank, core deposit growth, and the significant efforts to reduce adversely classified loans in 2009 and February 2010, the CNG Committee awarded to the Named Executive Officers and other executive officers, and in the case of the CEO recommended to the Board, payout under the EIC Plan of 2009 cash bonuses equal to 75% of such participant's target bonus. The Board approved the payout to Mr. Wagner of 75% of his target cash bonus for 2009. The Company had fully accrued for payout at the 75% level during 2009.

        Stock-Based Awards.    During 2009, no stock-based awards were granted to the Named Executive Officers or other executive officers, except as described below (although the CNG Committee did award time-based restricted stock and long-term performance-based incentive stock grants in 2008 and 2007).

        The CNG Committee awarded time-based restricted stock to Mr. Platt in November 2009 that vests in equal installments over three years. The CNG Committee granted the stock to Mr. Platt as the equity-linked component of his overall compensation package when he joined the Company as an employee. The CNG Committee determined that no other equity stock-based awards should be made in 2009, based on its review of overall compensation of the Named Executive Officers and other executive officers.

  Statement Regarding Deductibility

        Under Internal Revenue Code Section 162(m), the Company's tax deduction may be limited to the extent total compensation paid to "covered officers" exceeds $1 million in any one tax year. Applicable IRS regulations define "covered officers" to include the CEO and each of the next three most highly compensated executive officers (but excluding in all cases the CFO). The deduction limit does not apply to payments that qualify as "performance-based" provided certain requirements are met, including receipt of stockholder approval. Regulations under Section 162(m) also permit stock options to be excluded from compensation if certain conditions are met, but restricted stock and restricted stock awards (other than performance-based stock and performance-based stock awards) may not be exempt if the aggregate compensation of the executive officer would exceed the limit. The CNG Committee believes that all performance-based restricted stock granted under the Incentive Plan meet these conditions. Generally, it is the intent of the CNG Committee to structure the Company's cash and stock-based compensation programs so that compensation payments and stock-based awards are tax deductible. In 2007, the Company's stockholders approved the Company's EIC Plan, in order to ensure future bonus awards under that plan meet the requirements for deductibility under Section 162(m). However, the CNG Committee reserves the discretion to make payments or stock-based awards that are not tax deductible. As described above, the CNG Committee awarded, and in the case of Mr. Wagner recommended to the Board and the Board awarded, bonus compensation under the EIC Plan to the Company's executive officers in excess of the performance payout under the EIC Plan. Additionally, certain performance targets used in the EIC Plan for 2009 were not set forth in the plan approved by stockholders. As a result of such awards, a portion of Mr. Wagner's compensation was not deductible as compensation expense under Section 162(m). The EIC Plan is being submitted to stockholders at this Annual Meeting for approval of its material terms, which include an increase in the business criteria that may be used as performance measures under the EIC Plan. For the reasons described above, the Company believes that such awards were in the best interests of the Company and that the portion of compensation that was not deductible was an acceptable cost to the Company in light of the Company's overall compensation goals and objectives.

COMPENSATION COMMITTEE REPORT

        The Compensation, Nominating and Governance Committee, or CNG Committee, of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      COMPENSATION, NOMINATING AND
                      GOVERNANCE COMMITTEE
                      Stephen M. Dunn
                      Barry C. Fitzpatrick, Chairman
                      Timothy B. Matz
                      Arnold W. Messer
                      Robert A. Stine

2009 Summary Compensation Table

        The following table sets forth for 2009, 2008 and 2007 the compensation for the Company's CEO, CFO and for each of the three most highly compensated executive officers of the Company during 2009, other than the CEO and CFO, serving as executive officers at the end of 2009. These five persons are referred to collectively as our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Matthew P. Wagner	2009	$750,000	$562,500	—			$192,875	$1,505,375
Chief Executive	2008	$750,000	$750,000	$5,788,260	—	—	$414,087	$7,702,347
Officer	2007	$708,333	—	$5,492,000	—	—	$296,435	$6,496,768
Victor R. Santoro	2009	$456,250	$205,313	—			$87,584	$749,147
Executive Vice	2008	$441,042	$273,750	$2,367,367	—	—	$168,063	$3,250,222
President and Chief	2007	$362,500	—	$2,196,800	—	—	$119,529	$2,678,829
Financial Officer
Michael J. Perdue	2009	$387,508	$174,379	—			$57,045	$618,932
President	2008	$374,590	$175,252	$1,285,665	—	—	$96,394	$1,931,901
	2007	$310,008	—	$549,200	—	—	$71,360	$930,568
Jared M. Wolff	2009	$343,750	$154,688	—	—	—	$70,496	$568,934
Executive Vice	2008	$332,292	$206,250	$1,257,663	—	—	$113,370	$1,909,575
President, General	2007	$272,500	—	$1,373,000	—	—	$83,973	$1,729,473
Counsel and
Assistant Secretary;
President, LA
and Ventura
Regions, Pacific
Western Bank
Daniel B. Platt(3)	2009	$52,500	$22,500	$783,000	—	—	$2,500	$860,500
Executive Vice
President and Director
of the Company

(1)
Represents the grant date fair value of the Company's common stock underlying awards of restricted stock. For further information, see footnote 17 to the Company's audited financial statements for the fiscal year ended December 31, 2009 included in the Company's Annual Report on Form 10-K.

(2)
Includes dividends on unvested restricted stock, Company contributions to the 401(k) plan, either personal use of Company owned automobiles or cash automobile allowance, reimbursement of club dues, and life, medical and disability insurance premiums paid by the Company. Dividends on the unvested performance-based or time-based restricted stock are paid at the same rate as that paid on the Company's outstanding common stock when declared by the Board of Directors.

(3)
Mr. Platt became an executive officer of the Company on November 1, 2009.

        The table below summarizes the components of "All Other Compensation" for the executive officers shown:

	Dividends on unvested restricted stock	Auto allowance(1)	401(k) contribution(2)	Club dues	Life, medical and disability insurance premiums	Total
Matthew P. Wagner
2009	$148,611	$6,642	$—	$16,017	$21,605	$192,875
2008	$370,221	$6,370	$—	$15,945	$21,551	$414,087
2007	$256,000	$7,813	$—	$10,678	$21,944	$296,435
Victor R. Santoro
2009	$56,366	$12,000	$—	$5,421	$13,797	$87,584
2008	$137,216	$12,000	$—	$5,050	$13,797	$168,063
2007	$90,669	$12,457	$—	$3,580	$12,823	$119,529
Michael J. Perdue
2009	$29,009	$6,504	$—	$—	$21,532	$57,045
2008	$72,384	$6,738	$—	$—	$17,272	$96,394
2007	$48,000	$5,692	$—	$—	$17,668	$71,360
Jared M. Wolff
2009	$32,282	$956	$6,900	$13,650	$16,708	$70,496
2008	$84,147	$2,111	$6,750	$5,772	$14,590	$113,370
2007	$56,927	$2,087	$6,600	$3,669	$14,690	$83,973
Daniel B. Platt
2009	$500	$2,000	$—	$—	$—	$2,500

(1)
Includes either personal use of Company-owned automobile or cash automobile allowance.

(2)
Represents Company match in 401(k) plan.

2009 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ Sh)
											Grant Date Fair Value of Stock and Option Awards($)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
Matthew P. Wagner	—	$562,500	$750,000	$825,000	—	—	—	—	—	—	—
Victor R. Santoro	—	$205,313	$273,750	$301,125	—	—	—	—	—	—	—
Michael J. Perdue	—	$174,379	$232,505	$255,755	—	—	—	—	—	—	—
Jared M. Wolff	—	$154,688	$206,250	$226,875	—	—	—	—	—	—	—
Daniel B. Platt	11/04/09	—	—	—	50,000	—	—	—	—	—	$783,000
	—	$135,000	$180,000	$165,000	—	—	—	—	—	—	—

(1)
Amounts indicated represent potential awards for 2009 under the Company's Executive Incentive Plan, or EIC Plan.

(2)
Granted pursuant to the Company's 2003 Stock Incentive Plan. Grant made of shares of time-based restricted stock that vest in equal installments over three years. Dividends are paid on unvested restricted stock at the same rate as dividends are paid to stockholders generally on the Company's common stock. Restrictions on all shares of unvested performance-based and time-based restricted stock lapse, and shares accelerate vesting, upon a change in control of the Company.

        The Company does not have employment agreements with any of its Named Executive Officers. For more information, see "Compensation Discussion and Analysis—2009 Executive Compensation."

 Outstanding Equity Awards At December 31, 2009

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Matthew P. Wagner	—	—	—	—	—	163,888	$3,302,343	200,000	$4,030,000
Victor R. Santoro	—	—	—	—	—	56,760	$1,143,714	80,000	$1,612,000
Michael J. Perdue	—	—	—	—	—	30,740	$619,411	40,000	$806,000
Jared M. Wolff	—	—	—	—	—	30,092	$606,354	50,000	$1,007,500
Daniel B. Platt	—	—	—	—	—	50,000	$1,007,500	—	—

(1)
Represents grants of time-based restricted stock granted under the Company's 2003 Stock Incentive Plan. Such shares vest in installments over either 3 or 5 years. Restrictions on all shares of unvested time-based restricted stock lapse, and share vesting is accelerated, upon a change in control of the Company.

(2)
Market value is determined using the December 31, 2009 closing price of PacWest Bancorp common stock of $20.15 per share.

(3)
Granted pursuant to the Company's 2003 Stock Incentive Plan. Grants are long-term incentive grants of shares of performance-based restricted stock that vest in full upon attainment of the specified performance target. Dividends are paid on unvested performance-based and time-based restricted stock at the same rate as dividends paid to stockholders generally on the Company's common stock. Restrictions on all shares of unvested performance-based and time-based restricted stock lapse, and shares accelerate vesting, upon a change in control of the Company. The Company has determined that at this time it is improbable that the performance targets for these awards will be met.

2009 Option Exercises And Stock Vested Table

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Matthew P. Wagner	—	—	65,972	$1,066,211
Victor R. Santoro	—	—	26,690	$432,066
Michael J. Perdue	—	—	13,935	$226,966
Jared M. Wolff	—	—	13,773	$223,964
Daniel B. Platt	—	—	—	—

(1)
Value is determined using the closing market price of the Company's common stock on the option exercise date or vesting date, as the case may be.

Deferred Compensation

        Directors' Deferred Compensation Plan.    Until January 2009, the Company maintained a deferred compensation plan, or the Deferred Plan, that allowed all directors of the Company and certain executive officers of the Company, to elect by written notice to defer payment of all or a portion of their directors' fees, in the case of outside directors, or base salary, bonus or other compensation, in the case of executive officers, for the next succeeding calendar year into the Deferred Plan. In December 2008, participants in the Deferred Plan elected to receive distributions of their plan balances in January 2009, and the Deferred Plan was terminated in January 2009. The table below details certain information regarding participation during 2009 of those of our Named Executive Officers who participated in the Deferred Plan.

2009 Nonqualified Deferred Compensation

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last Fiscal Year-End ($)
Matthew P. Wagner	—	—	$(123,739)	$740,852	$-0-
Victor R. Santoro	—	—	$(58,770)	$351,864	$-0-

(1)
Represents the decline in the market price of PacWest Bancorp common stock from December 31, 2008 to January 8, 2009, the date on which the Deferred Plan was terminated.

(2)
The Deferred Plan was terminated on January 8, 2009. The withdrawals/distributions represent the distribution of Company common stock in the participants' accounts at the market price of the common stock on the distribution date.

Potential Payments on Termination and Change in Control

        Change in Control Severance Plan.    The Company has an Executive Severance Pay Plan, or the Severance Plan, in which the Named Executive Officers, and other company officers, are participants. The Severance Plan provides severance to participants in the event of a change in control and, within two years thereof, termination of employment by a participant for Good Reason or termination of a participant other than for Cause. Under those circumstances, the Company will (i) provide or pay, as the case may be, the participant (a) his or her accrued base salary and benefits through termination, plus his or her pro rata target annual bonus for the year in which the participant is terminated, and (b) a designated multiple of the participant's annual compensation (annual base salary plus annual target bonus, auto allowance and club dues) and (ii) provide the participant and his or her dependents with medical, dental and vision coverage for the number of years corresponding to the participant's severance multiple, unless the participant obtains other health coverage. If a participant is subject to any excise tax imposed under Section 4999 of the Internal Revenue Code by reason of a change in control, then the Company will pay to the participant an amount as specified in the Severance Plan. In consideration for the severance, a participant will be subject to a non-solicitation covenant following any termination of his or her employment for the number of years corresponding to the participant's severance multiple. Mr. Wagner has a severance multiple of 3 and each of the other Named Executive Officers has a severance multiple of 2. The Severance Plan is administered by the Company's CNG Committee and was last approved on February 4, 2009.

        Under the Severance Plan:

  •
  a "Change in Control" generally means (1) a change in the majority control of the Company; (2) a change in the majority (two-thirds under the Incentive Plan) control of the Company's Board of Directors; or (3) the consummation of certain business combinations, including a reorganization, merger or consolidation, or the sale of all or substantially all of the assets of the Company, if the Company's stockholders do not hold at least a majority (70% under the Incentive Plan) of the combined voting power of the resulting company and the existing directors do not constitute at least half (two-thirds under the Incentive Plan) of the board of directors of the resulting company.

  •
  "Good Reason" generally means (1) the executive is assigned duties inconsistent with his position and present responsibilities; (2) the executive's base salary is reduced or benefits are significantly reduced; (3) the executive is terminated other than for Cause (see below); or (4) the executive is required to be based more than 25 miles from the location of his place of employment immediately before the Change in Control, except for normal business travel in connection with his duties with the Company. Isolated, insubstantial and inadvertent actions, taken in good faith and fully corrected by the Company before the date of termination do not generally constitute Good Reason.

  •
  "Cause" generally refers to (1) an executive's intentional, continued failure to perform his duties for reasons other than physical or mental illness; or (2) an intentional illegal act or gross misconduct which is materially and demonstrably injurious to the Company, as determined by a vote of two-thirds of the board of directors of the Company.

        The following table sets forth the potential payments that may be made to the Named Executive Officers upon a termination in connection with a change in control or otherwise. Except as described pursuant to the Severance Plan, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminated executive officer (other than following a change in control) would be in the discretion of the CNG Committee. The payments calculated below are based on the executive's salary as of December 31, 2009 and indicate payments that would have been received by the Named Executive Officers if the relevant termination had taken place on December 31, 2009.

Named Executive Officer	Base Salary ($)	Bonus ($)	Acceleration of Unvested Stock Awards ($)(5)(6)	Continuation of Medical/Welfare Benefits ($)(7)	Excise Tax Gross Up ($)(8)	Other Amounts ($)(9)	Total Termination Benefits ($)
Matthew P. Wagner
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$218,750	—	—	—	—	—	$218,750
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$2,250,000	$2,250,000	$7,332,343	$25,872	$2,795,491	$122,994	$14,776,700
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$7,332,343	—	—	—	$7,332,343
Victor R. Santoro
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$106,750	—	—	—	—	—	$106,750
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$912,500	$547,500	$2,755,714	—	$1,145,158	$62,436	$5,423,308
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$2,755,714	—	—	—	$2,755,714
Michael J. Perdue
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$90,667	—	—	—	—	—	$90,667
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$775,016	$465,010	$1,425,411	$17,248	$878,886	$49,816	$3,611,387
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$1,425,411	—	—	—	$1,425,411
Jared M. Wolff
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$87,039	—	—	—	—	—	$87,039
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$687,500	$412,500	$1,613,854	$22,814	$758,790	$61,902	$3,557,360
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$1,613,854	—	—	—	$1,613,854
Daniel B. Platt
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$35,577	—	—	—	—	—	$35,577
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$600,000	$360,000	$1,007,500	—	$656,589	$24,000	$2,648,089
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$1,007,500	—	—	—	$1,007,500

(1)
Assumes an effective date of a change in control of December 31, 2009. In addition to the payments provided in this row, in the event the Named Executive Officer is terminated within 24 months following a change in control either (i) by the Company for any reason other than cause or (ii) by the executive for good reason, the executive is entitled to receive accrued benefits, including salary and bonus, which are earned through the date of termination.

(2)
Under the Company's employee severance policy, full-time employees of the Company are entitled to receive a severance benefit in the event their employment is terminated because of the elimination of a previously required position or previously required service, or due to the consolidation of departments, abandonment of plants or offices, or technological change or declining business activities, where such termination is intended to be permanent. The amount of severance benefit is determined based on the length of service and the employee's base salary. In general, an eligible employee is entitled to a severance benefit of one week of base salary for each year of service plus a supplemental severance benefit based on level and term of service. Amounts based on 18 weeks salary for each Named Executive Officer.

(3)
The Severance Plan is a "double trigger" program, meaning payments are made only if the employee suffers a covered termination of employment within two years following the change in control. The amounts shown in the first three columns of the above table for "termination without cause or for good reason after change in control" are based on the following assumptions and provisions of the Severance Plan: in the event the named executive is terminated within two years after a change in control either (i) by the Company for any reason other than cause or (ii) by the executive for good reason, the Company is required to pay an amount equal to 200% (300% in the case of Mr. Wagner) of the sum of the executive's base salary and target EIC Plan award. For a termination at December 31, 2009:

  •
  Mr. Wagner had a base salary of $750,000 and an EIC Plan target of 100% of his base salary, or $750,000;

  •
  Mr. Santoro had a base salary of $456,250 and an EIC Plan target of 60% of his base salary, or $273,750;

  •
  Mr. Perdue had a base salary of $387,508 and an EIC Plan target of 60% of his base salary, or $232,505;

  •
  Mr. Wolff had a base salary of $343,750 and an EIC Plan target of 60% of his base salary, or $206,250; and

  •
  Mr. Platt had a base salary of $300,000 and an EIC Plan target of 60% of his base salary, or $180,000.

(4)
The EIC Plan is an annual cash-based performance incentive plan under which payments are made in the year following the year in which performance is measured. For purposes of this table, the EIC Plan numbers represent target payments under the plan in 2010 for 2009 performance. See "Compensation Discussion and Analysis—2009 Executive Compensation" on page 27 of this Proxy Statement for more information regarding the award opportunities under the EIC Plan during 2009.

(5)
Under the Incentive Plan, upon a change in control, any unvested stock options, unvested time-based or performance-based restricted stock, or other equity awards would fully vest. The Company ceased granting stock options in 2003 and all outstanding stock options have vested. The amounts in this column represent the value of the unvested time-based and performance-based restricted stock held by the Named Executive Officers based on the closing price of the Company's common stock on December 31, 2009.

(6)
For amounts listed with respect to termination without cause or for good reason after a change in control, the payments relating to time-based and performance-based shares represent the value of unvested and accelerated stock as of December 31, 2009, calculated by multiplying the number of accelerated shares by the closing price of Company stock on December 31, 2009.

(7)
Represents reimbursement for COBRA payments based on employee's premiums for health and dental insurance at December 31, 2009 multiplied by employee's severance multiple.

(8)
Upon a change in control of the Company, the executive may be subject to certain excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended. The Company has agreed to reimburse each Named Executive Officer for all excise taxes that are imposed on the executive under Section 4999 and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 4999 excise taxes. The calculation of the Section 4999 gross-up amount in the above tables is based upon a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 10.55% state income tax rate. In calculating such payments, Treasury Regulation Section 1.280G-1 Q&A 24(c) was used when valuing payments for time-based restricted stock and Treasury Regulation Section 1.280G-1 Q&A 24(d)(3) was used when valuing payments for performance-based restricted stock. In valuing the payments for performance-based restricted stock, a portion of such stock was treated as reasonable compensation for services rendered prior to the assumed change in control. No value was assigned to any non-solicitation covenants that may arise in a change in control.

(9)
Other amounts include three-times the sum of the amounts for automobile allowance, life and disability insurance premiums paid by the Company, and club dues for Mr. Wagner and two-times the sum of the same amounts for the other Named Executive Officers.

(10)
A termination of employment due to death or disability does not entitle the Named Executive Officers to any payments or benefits that are not available to salaried employees generally. However, unvested stock awards vest upon death.

Equity Compensation Plan Information

        On May 28, 2003, the Company's stockholders approved the 2003 Stock Incentive Plan, which we refer to as the Incentive Plan, which amended and restated the Company's 2000 Stock Incentive Plan. On May 26, 2004, the Company's stockholders approved certain amendments to the Incentive Plan to modify the terms pursuant to which the administrator of the Incentive Plan could grant awards and to increase the shares authorized for issuance under the Incentive Plan. On April 19, 2006, the Company's stockholders approved an amendment and restatement of the Incentive Plan to increase the shares authorized for issuance under the Incentive Plan. On May 11, 2008, the Company's stockholders again approved an amendment and restatement of the Incentive Plan to increase the shares authorized for issuance under the Incentive Plan. Currently, the Incentive Plan provides for the issuance of performance and restricted stock grants, stock appreciation rights and options to purchase up to 5,000,000 shares of the Company's common stock.

REPORT OF THE AUDIT COMMITTEE

        The role of the Audit Committee is to (i) assist Board oversight of (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications and independence, and (d) the performance of the independent auditors and the Company's internal audit function; (ii) decide whether to appoint, retain or terminate the Company's independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (iii) prepare this Report. The Board has determined, upon recommendations from the CNG Committee, that each member of the Audit Committee is financially literate and that each of Mr. George E. Langley and Ms. Susan E. Lester is qualified as an audit committee financial expert and that each of them has accounting or relating financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq.

        The Audit Committee operates pursuant to a written charter that was last amended and restated as of May 12, 2009. A copy of the Audit Committee charter may be obtained on the Company's website at http://www.pacwestbancorp.com under the section entitled "Corporate Governance." As set forth in such charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting.

        During 2009, the Audit Committee performed all of its duties and responsibilities under the Audit Committee charter. The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2009 with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors' independence.

        Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for 2009 be included in its Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

                      AUDIT COMMITTEE
                      Mark N. Baker
                      George E. Langley
                      Susan E. Lester
                      Timothy B. Matz, Chairman
                      Robert A. Stine

 CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Related-Party Transactions Policy

        The Company's Board of Directors has adopted a written policy ("Policy") governing the approval of Related-Party Transactions. "Related-Party Transactions" include any transaction, or any amendment or modification to a transaction, involving a director or director nominee, executive officer, a 5% stockholder of the Company or any person known by the Company to be an immediate family member of any of the foregoing individuals that would need to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC. Such transactions do not include, however, indemnification payments or compensation paid to directors and executive officers for their services as directors and executive officers. The Policy prohibits all Related-Party Transactions, unless they are approved or ratified by the CNG Committee in accordance with the Policy. Under the Policy, the Company's legal department, in consultation with management and outside counsel, analyzes all potential Related-Party Transactions brought to the attention of the Company to determine whether they constitute Related-Party Transactions. If the Legal Department determines a transaction constitutes a Related-Party Transaction, the CNG Committee will then review the transaction to determine whether to approve or ratify it. In making its determination, the CNG Committee considers several factors including, but not limited to, whether the terms of the Related-Party Transaction are fair to the Company; whether the Company has compelling business reasons to enter into the transaction; whether the transaction will impair the independence of an outside director; and whether the transaction presents an improper conflict of interest for any directors or executive officers of the Company. Members of the CNG Committee having an interest in a transaction under review must abstain from voting on the approval of the Related-Party Transaction, but may, if the Chairperson of the CNG Committee so requests, participate in the CNG Committee's discussions of the transaction.

Certain Relationships and Related-Party Transactions

        John M. Eggemeyer was appointed to the Board of Rancho Santa Fe National Bank on February 27, 1995 and was appointed Chairman of the Board on that date. Mr. Eggemeyer became chairman of the Board of the Company upon the Company's formation on May 31, 2000. Pursuant to an agreement, dated March 25, 2009, with Castle Creek Financial, LLC of which Mr. Eggemeyer is chief executive officer, the Company named Castle Creek Financial as the Company's exclusive financial advisor, or the Castle Creek Contract. The Castle Creek Contract provides for the payment of the following fees upon the consummation of certain transactions: (a) 1.0% of the aggregate consideration paid in the event the Company is sold; and (b) in the event of an acquisition of another financial institution by the Company: 1.0% of the aggregate value of the transaction if the aggregate value is $20 million or less; and, if the aggregate value is over $20 million, $200,000 plus 0.65% of the amount of the transaction in excess of $20 million. Castle Creek Financial is also entitled to reimbursement of its reasonable expenses incurred on behalf of the Company. The Castle Creek Contract may be terminated by either party upon 30 days prior notice. In the event of termination, Castle Creek shall still be entitled to its fees pursuant to the terms of the contract should the Company engage in a transaction (i) on which Castle Creek provided advice or participated in discussions with any of the investors in such transaction or (ii) with any of the parties as to which Castle Creek advised the Company or with whom the Company engaged in discussions regarding a possible transaction prior to the termination of the Castle Creek Contract, provided that such transaction is completed within 18 months following the termination of the contract.

        The Castle Creek Contract, which has been entered into with the Company since 2000, is reviewed annually by the CNG Committee pursuant to the Company's Related-Party Transactions Policy. In approving the Castle Creek Contract, the CNG Committee concluded that the contract was in the best interests of the Company and its stockholders and was on terms comparable to those prevailing for similar transactions with other persons not having any relationship with the Company. Castle Creek

Financial and its affiliates did not received any fees from the Company for services rendered in 2009, 2008 or 2007.

        Since July 2001, the Company has engaged Martin J. Wolff & Co., Inc. as its insurance broker to help the Company evaluate and obtain certain insurance products for the Company and its subsidiaries, including its group health insurance coverage, life and disability insurance and other insurance benefit products. Martin J. Wolff, the chairman of Martin J. Wolff & Co., Inc., is the father of Jared M. Wolff, the Company's Executive Vice President, General Counsel and Assistant Secretary, and President of the Los Angeles and Ventura Regions of Pacific Western Bank, who joined the Company in October 2002. Jared Wolff was previously associated with the law firm of Sullivan & Cromwell LLP, which firm has been outside counsel to the Company since its formation in 2000. During 2009, the Company purchased comprehensive group insurance, disability insurance, executive life insurance and other insurance products from Martin J. Wolff & Co., Inc. totaling approximately $6.8 million in premiums. To the best knowledge of the Company, Martin J. Wolff & Co., Inc. received approximately $352,000 in commissions from such purchases. Jared Wolff is not involved in the analysis, negotiation or acquisition of group health, disability, executive life or other insurance products purchased by the Company from Martin J. Wolff & Co., Inc. The CNG Committee has approved this relationship pursuant to the Company's Related- Party Transactions Policy. In the opinion of the Company's management, the transactions are in the best interests of the Company and its stockholders and have occurred on terms comparable to those available from other providers of similar products who have no relationship with the Company.

        Certain directors and executive officers, entities associated with them and members of their immediate families were customers of and had banking transactions, including loans, with the Company's subsidiary bank in the ordinary course of business during fiscal 2009. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collection or present other unfavorable features. The Company expects its subsidiary bank to have banking transactions with such persons in the future.

INDEPENDENT AUDITORS

        The Audit Committee has reappointed the firm of KPMG LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Representatives from KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Auditor Fees

        The following is a description of fees billed to the Company by KPMG LLP during the last two fiscal years:

        Audit Fees.    Audit fees include fees for the annual audit of the Company's consolidated financial statements, review of interim financial statements included in the Company's quarterly reports on Form 10-Q, review of registration statements filed with the SEC, and the issuance of consents and comfort letters. The aggregate audit fees billed to the Company by KPMG LLP for the years ended December 31, 2009 and 2008 totaled approximately $1,355,270 and $942,859.

        Audit-Related Fees.    Audit-related fees billed to the Company by KPMG LLP consisted primarily of certain due diligence services related to acquisition and analysis conducted by KPMG in connection with such due diligence and the audit of certain employee benefit plans. The aggregate audit-related fees billed to the Company by KPMG LLP for the year ended December 31, 2009 totaled approximately $101,636. There were no audit-related fees billed to the Company by KPMG for the year ended December 31, 2008.

        Tax Fees.    Tax fees include corporate tax compliance, planning and advisory services. The aggregate tax fees billed to the Company by KPMG LLP for the years ended December 31, 2009 and 2008 totaled approximately $140,849 and $209,668.

        All Other Fees.    There were no other fees billed to the Company by KPMG LLP for the year ended December 31, 2009 or 2008.

        Pre-Approval Policies and Procedures.    The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit, audit-related, tax services and all other services performed by the independent auditor. During 2008, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed for the Company by KPMG LLP. In approving any non-audit services, the Audit Committee considered whether the provision of such services would be compatible with maintaining KPMG's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports received by the Company, and on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during 2009.

OTHER BUSINESS

        Except as set forth herein, management has no knowledge of any other business to come before the Annual Meeting. If, however, any other matters of which management is now unaware properly come before this Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Stockholder Proposals

        Business must be properly brought before an annual meeting in order to be considered by stockholders. To be considered for inclusion in the Company's proxy statement for the 2011 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to the Company's Secretary on or before December     , 2010 and must satisfy the other requirements of Rule 14a-8 under the Exchange Act.

        Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning stockholder proposals. The notice of a proposal must also contain the following items:

  •
  The stockholder's name, address, and beneficial ownership of shares of the Company,

  •
  The text of the proposal to be presented,

  •
  A brief written statement of the reasons why such stockholder favors the proposal, and

  •
  Any material interest of such stockholder in the proposal.

        Assuming the Company holds the 2011 annual meeting on the anniversary of the Annual Meeting, matters proposed by stockholders for consideration at the 2011 annual meeting but not included in our

proxy materials must be received by our Corporate Secretary no earlier than January     , 2011 and no later than February     , 2011.

Director Nominations

        Pursuant to Section 1.12 of Article I of the Company's bylaws, nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Corporate Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the stockholders of the Company called for the election of directors.

        Director nominations proposed by stockholders to be made at the 2011 annual meeting must be received by our Corporate Secretary no earlier than January     , 2011 and no later than February     , 2011.

        Pursuant to the Company's bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

  •
  The stockholder's name, address, and beneficial ownership of shares of the Company,

  •
  The name of the person to be nominated,

  •
  The name, age, business address, residential address, and principal occupation or employment of each nominee,

  •
  The nominee's signed consent to serve as a director of the Company, if elected,

  •
  The number of shares of the Company's stock beneficially owned by each nominee,

  •
  A description of all arrangements and understandings between the stockholder and nominee pursuant to which the nomination is to be made, and

  •
  Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

        A copy of the Company bylaws specifying the requirements will be furnished to any stockholder upon written request to the Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Stockholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing care of the Corporate Secretary, PacWest Bancorp, 275 N. Brea Blvd., Brea, CA 92821. The Board of Directors has adopted a process for handling correspondence received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof, or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Company's General Counsel and/or other members of the Company's management review committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include the ability to post reports anonymously via an Internet-based tool or via a toll-free "hot-line" available to employees and advisors for purposes of reporting alleged or suspected wrongdoing.

"HOUSEHOLDING" OF PROXY MATERIALS

        The SEC has approved a rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses of the Company. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate proxy statement or annual report either now or in the future, he or she may contact our transfer agent Wells Fargo Shareowner Services at (800) 468-9176 or by mail at P.O. Box 64874, St. Paul, MN 55164-0874. Stockholders sharing an address who wish to receive a single set of reports or proxy statements may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Wells Fargo Shareowner Services at the address set forth above, if they are record holders.

INCORPORATION BY REFERENCE

        The sections in this Proxy Statement entitled "Compensation Committee Report" and "Report of the Audit Committee" do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates any such Reports by reference therein.

By Order of the Board of Directors,
/s/ LYNN M. HOPKINS Lynn M. Hopkins, Corporate Secretary
Dated: April , 2010

Appendix A

PACWEST BANCORP 2007 EXECUTIVE INCENTIVE PLAN

as amended and restated, March 29, 2010

PURPOSE

        PacWest Bancorp is the sponsor of this 2007 Executive Incentive Plan (as amended and restated, March 29, 2010) (the "Plan"). PacWest Bancorp and its subsidiaries (the "Company") have designed the Plan to focus PacWest Bancorp executives on achieving the annual business plan or other strategic and long-term performance objectives during a particular Performance Period (as defined below). The Plan provides aggressive award opportunities and is intended to provide significant rewards to PacWest Bancorp's executive team for exceptional corporate performance.

APPROVAL AND ADMINISTRATION

        The Plan has been approved by the Compensation, Nominating and Governance ("CNG") Committee of the Board of Directors and, except as otherwise set forth in this Plan, will be administered by the Incentive Plan Committee (the "IP Committee") which is comprised of PacWest Bancorp's CEO and executives reporting directly to the CEO. Generally, CEO compensation under the Plan will be recommended by the CNG Committee to the Board for its approval; the CEO and Executive Vice President, Human Resources ("HR Director") will administer compensation under the Plan for the employees in salary grades 2, 3 and A; and compensation under the Plan for employees in salary grades B and below will be administered by the HR Director along with the member of the IP Committee who is such employee's direct or indirect manager.

        The IP Committee will select performance periods under the Plan ("Performance Period") and recommend to the CNG Committee, for its approval as early in the Performance Period as possible, as applicable:

  •
  the Participants (as defined below) for that Performance Period;

  •
  the business criteria to be used to establish performance goals for that Performance Period ("Plan Performance Measures");

  •
  the targeted level of achievement with respect to any Plan Performance Measure for that Performance Period (the "Performance Target");

  •
  in the case of more than one Plan Performance Measure for any Performance Period, the relative weighting of such Plan Performance Measures ("Performance Measure Weights");

  •
  the percentages of achievement of the Performance Target (the "Achievement Levels") that may lead to corresponding awards under the Plan (the "Award Opportunities")

Notwithstanding anything to the contrary, the CNG Committee shall determine each of the Plan Performance Measures, Performance Measure Weights, Performance Targets, Achievement Levels and corresponding Award Opportunities for Participants who are members of the IP Committee. At the end of the Performance Period, the IP Committee will review achievements against Performance Measures, present results and recommend Awards to the CNG Committee for their approval; provided, however, that the CNG Committee will review achievements against Performance Measures for members of the IP Committee. In evaluating any such Awards, the CNG Committee shall do so outside the presence of management, except the CNG Committee may request the presence of the CEO when considering Awards to members of executive management other than the CEO. Notwithstanding any recommendations from the IP Committee, the CNG Committee will be solely responsible for determining and granting any Awards pursuant to the Plan to members of the IP Committee (or, in the case of the CEO, recommending to the Board such Awards for its approval).

        Interpretation and application of the Plan to a particular circumstance will be made by the CNG Committee in its sole discretion. Subject to any authority granted to the full Board of Directors or a committee of the independent directors thereof, the CNG Committee has the sole and absolute power and authority to make all factual determinations, construe and interpret terms and make eligibility and Award determinations in accordance with its interpretation of the Plan.

ELIGIBILITY

        Executives in salary grades 1, 2, 3, A, and B are eligible for participation in the Plan. The IP Committee will review those eligible and recommend Participants to CNG Committee for their approval. Notwithstanding the foregoing, the IP Committee may recommend executives in salary grades C or D for participation in the Plan on an exception basis subject to approval by the CNG Committee.

PARTICIPANT

        An individual who has been selected by the CNG Committee or recommended for participation in the Plan by the IP Committee and approved by the CNG Committee is a "Participant".

PERFORMANCE MEASURES; PERFORMANCE TARGETS

        The IP Committee will select one or more Performance Measures for the Plan for approval by the CNG Committee. All Performance Measures will be key indicators of financial performance and may consist (and in the case of any Awards of the type described below under "Certain Awards to Covered Employees", will consist) of one or more of the following business criteria for the Company on a consolidated basis, and/or for specified subsidiaries or business units of the Company (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): (i) net earnings; (ii) return on average assets ("ROA"); (iii) cash ROA; (iv) return on average equity ("ROE"); (v) cash ROE; (vi) operating earnings; (vii) earnings per share ("EPS"); (viii) cash EPS; (ix) net interest margin; (x) stock price; (xi) efficiency ratio; (xii) deposit growth; (xiii) loan growth; (xiv) capital ratios; (xv) adversely classified assets; (xvi) nonaccrual loans; and (xvii) regulatory rating(s). The IP Committee may also select any components of the foregoing as Performance Measures. Performance Measures may be established on a company-wide basis or with respect to one or more business units or divisions. When establishing Performance Targets, to the extent permitted under Code Section 162(m), the CNG Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes.

        Each Performance Measure will operate independently (i.e. it is possible for one Performance Measure to generate an Award Opportunity and not another); likewise, it is possible for one Performance Measure to be achieved at a higher level than another. Performance Measures will be individually weighted (i.e. one Performance Measure may be counted more heavily in calculating Awards than the other). Performance Measure Weights for each Performance Measure will be recommended at the beginning of the Performance Period by the IP Committee for approval by the CNG Committee; however, the CNG Committee will retain absolute authority over the selection of and Performance Measure Weights accorded to any Performance Measures.

ACHIEVEMENT LEVELS AND AWARD OPPORTUNITIES

        Achievement Levels and Award Opportunities for any Performance Period as approved by the CNG Committee will be set forth in documentation maintained by the CNG Committee and the IP Committee, as applicable, and are generally expressed as a percentage of base salary.

AWARDS

        Awards under the Plan based upon achievement of Performance Measures and will be submitted by the IP Committee to the CNG Committee for approval; provided, however, that the CNG Committee shall determine and approve Awards for members of the IP Committee.

        For purposes of the Plan, salary means annual base salary in effect at the end of the Performance Period. Awards will be made through the payroll system, minus legally required and authorized deductions. Awards under the Plan shall be considered eligible compensation for purposes of employee benefit calculations in each case where permitted under the relevant employee benefit plan.

        In addition to all other eligibility provisions described herein, Awards for individuals who are Participants for less than a full Performance Period will be prorated using Participant's actual base salary paid during the time of participation in the Performance Period. Awards for Participants who leave PacWest Bancorp during a Performance Period due to retirement, total and permanent disability or death will be prorated using the same method.

        To be eligible to receive an Award under the Plan, a Participant must have a performance descriptor of "Achieves Expectations" or better for the Performance Period.

CERTAIN AWARDS TO COVERED EMPLOYEES

        Notwithstanding anything to the contrary in the Plan, if the CNG Committee determines at the time of grant, in its discretion, that any Award to be granted to a Participant who is a "covered employee" (each, a "Covered Employee") as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), should qualify as "performance-based compensation" for purposes of Code Section 162(m), all determinations relating to such Awards will be made by the CNG Committee if the CNG Committee is comprised solely of "outside directors"(within the meaning of Code Section 162(m) or, if it is not, then by a subcommittee of the CNG Committee so comprised (and all references to the CNG Committee in this section of the Plan will be deemed to refer to such subcommittee), and the following provisions will apply to such Awards (and will supersede any other provisions to the contrary that would otherwise be applicable to Awards under the Plan):

  •
  The CNG Committee will determine the amount of an Award Opportunity to be granted to each Participant who is a Covered Employee. The CNG Committee may, in its discretion, grant an Award to a Participant whom it reasonably believes may be a Covered Employee for the taxable year of the Company in which such Award would be deductible, under the terms and conditions of this section of the Plan.

  •
  Subject to the second to last bullet below, the amount of a Covered Employee's Award will be an amount determinable from written Performance Targets approved by the CNG Committee while the outcome is substantially uncertain and no more than 90 days after the commencement of the Performance Period to which the Performance Target relates or, if the amount of the Performance Period is less than a year, the number of days that is equal to 25 percent of the relevant Performance Period. The CNG Committee will have the authority to determine in its sole discretion the applicable Performance Period relating to any such Award.

  •
  The maximum aggregate limit on Awards that may be awarded under this Plan to any Covered Employee with respect to any calendar year is $5 million.

  •
  The amount of any Award will be based on objective Performance Measures and a Performance Target with respect to each Performance Measure as specified by the CNG Committee. When establishing Performance Targets that are intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), the CNG Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, only to the extent permitted under Code Section 162(m).

  •
  The CNG Committee will determine in writing with respect to any Covered Employee whether the Performance Target has been met with respect to any affected Covered Employee and, if that is the case, so certify and ascertain the amount of the applicable Award. No Awards will be paid to any Covered Employee until such certification is made by the CNG Committee.

  •
  The Plan will be administered and interpreted in accordance with Code Section 162(m) to ensure the deductibility by the Company or its affiliates of the payment of such Awards.

ADJUSTMENTS

        Performance Measures, Achievement Levels and Award Opportunities may be adjusted during the Performance Period only upon approval by the CNG Committee as it deems appropriate. It is anticipated that such adjustments will be made infrequently and only in the most extraordinary circumstances. Notwithstanding the foregoing, no adjustment will be made to any Award intended to qualify as "performance-based compensation" for purposes of Code Section 162(m) to the extent the adjustment would cause the Award to fail to so qualify.

        Because the Plan has aggressive Award Opportunities intended for use with below market base salaries, some adjustments may need to be made to Awards to recognize the fact if some Participant base salaries are currently above market. In such cases, the CNG Committee may reduce (but not increase) an Award as it deems appropriate to achieve a reasonable level of total compensation for each Participant.

PAYMENT OF AWARDS

        Subject to any additional requirements of Code Section 162(m), if applicable, Awards will be paid as soon as administratively feasible after review of performance against applicable Performance Targets and approval by the CNG Committee (which payment may occur during the Performance Period), but shall occur in no event later than the date that is 2 1/2 months after the end of the calendar year in which the Performance Period ends. Except as otherwise determined by the CNG Committee, to be eligible for Award payment, a Participant must have been an employee of PacWest Bancorp for at least three months and be an employee of PacWest Bancorp on the date that Awards are paid or have left PacWest Bancorp during the Performance Period due to retirement, total and permanent disability or death.

        Participants other than Covered Employees who are otherwise eligible to receive an Award and who were assigned to different parts of the organization during the Performance Period will have their Award calculated based upon the part of the organization they are in at the end of the Performance Period and the performance achieved by that group for the Performance Period.

        Awards will be made through the payroll system, minus legally required and authorized deductions. The Company has the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

        Subject to any additional requirements of Code Section 162(m), if applicable, the CNG Committee may determine in its discretion to accelerate the payment of an Award to any date prior to normal payment date (including prior to the end of the Performance Period), provided that the CNG Committee has determined that the applicable Performance Target or Targets have been met prior to such accelerated payment date.

NO RIGHT OF ASSIGNMENT

        No right or interest of any Participant in the Plan is assignable or transferable. In the event of a Participant's death, payment of any earned but unpaid Awards will be made to the Participant's legal successor, if not prohibited by law.

NO RIGHT OF EMPLOYMENT

        The Plan does not give any employee any right to continue in the employment of PacWest Bancorp and does not constitute any contract or agreement of employment or interfere in any way with the right the organization has to terminate such person's employment. PacWest Bancorp is an "at will" employer and as such, can terminate an employment relationship between itself and any of its employees at will, with or without cause, and with or without notice.

EFFECTIVENESS

        The Plan (as amended and restated) shall be effective as of the date it is approved by an affirmative vote of the holders of a majority of all shares of Common Stock of the Company represented and voting at the Annual Meeting of the Company to be held on May 11, 2010 (which shares also constitute at least a majority of the required quorum). This plan was last amended and restated as of March 29, 2010.

AMENDMENT OR TERMINATION OF THE PLAN

        PacWest Bancorp reserves the right to change, amend, modify, suspend, continue or terminate all or any part of the Plan either in an individual case or in general, at any time without notice and without the consent of the Company's shareholders or any Participant; provided that any amendment to the Plan will be submitted to the shareholders if shareholder approval is required by any applicable law, rule or regulation.

CODE SECTION 409A

        The Awards under this Plan are intended to be exempt from Section 409A of the Code ("Section 409A") as short-term deferral. However, notwithstanding the foregoing or anything to the contrary in this Plan or elsewhere, if a Participant is a "specified employee" as determined pursuant to Section 409A as of the date of his or her "separation from service" (within the meaning of Treasury Regulation 1.409A-1(h)) and if any Award provided for in this Plan both (y) constitutes a "deferral of compensation" within the meaning of Section 409A and (z) cannot be paid or provided in the manner otherwise provided without subjecting the Participant to "additional tax", interest or penalties under Section 409A, then any such payment that is payable during the first six months following the Participant's "separation from service" shall be paid in a lump sum to the Participant on the first business day of the seventh calendar month following the month in which his or her "separation from service" occurs or, if earlier, at his or her death.

PACWEST BANCORP

ANNUAL MEETING OF STOCKHOLDERS

Day: TUESDAY, Date: MAY 11, 2010

The Jonathan Club
950 Palisades Beach Road
Santa Monica, CA 90403

PacWest Bancorp 401 West "A" Street San Diego, CA 92101-7917	proxy

This Proxy is Solicited on Behalf of the Board of Directors of PacWest Bancorp

The undersigned hereby appoints Matthew P. Wagner, Victor R. Santoro, and Jared M. Wolff, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each to attend the Annual Meeting of Stockholders (the "Meeting") of PacWest Bancorp (the "Company") to be held on May 11, 2010 at The Jonathan Club, 950 Palisades Beach Road, Santa Monica, CA 90403, beginning at 10:30 a.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated April     , 2010.

Unless otherwise directed, this proxy will be voted "FOR" the approval of items 1, 2, 3, 4, 5 and 6 and otherwise in the discretion of the proxies on all other matters properly brought before the Meeting. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Proxies submitted by the Internet or telephone must be received by 12:00 p.m., Central time, on May 10, 2010.

VOTE BY INTERNET Log on to the Internet and go to www.eproxy.com/pacw Follow the steps outlined on the secured website.	VOTE BY TELEPHONE
Call toll free 1-800-560-1965
within the United States and Canada
or 1-816-737-9783 from other countries
any time on a touch tone telephone.
There is NO CHARGE to you for the call.
Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Annual Meeting Proxy Card

If you have not voted via the Internet or Telephone, fold along the perforation, detach and return the bottom portion in the enclosed envelope.

Shareholder Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark Box to the right and indicate changes below: ☐	COMPANY # TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

A. Proposals—The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, 5 and 6.

All nominees listed below (except as marked to the contrary)

1. To elect Directors	01 Mark N. Baker 02 Stephen M. Dunn 03 John M. Eggemeyer 04 Barry C. Fitzpatrick	05 George E. Langley 06 Susan E. Lester 07 Timothy B. Matz 08 Arnold W. Messer	09 Daniel B. Platt 10 John W. Rose 11 Robert A. Stine 12 Matthew P. Wagner	☐	FOR ALL NOMINEES (except as marked)	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

—  Please fold here—Do not separate  —

2.	To approve an amendment to the Company's Certificate of Incorporation to increase the total number of shares of common stock which the Company has the authority to issue from fifty million (50,000,000) to seventy-five million (75,000,000).:	☐	For	☐	Against	☐	Abstain
3.	To approve a proposal to ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2010:	☐	For	☐	Against	☐	Abstain
4.	To approve the material terms of the Company's Executive Incentive Plan:	☐	For	☐	Against	☐	Abstain
5.	Proposal to approve an adjournment or postponement of the Meeting if necessary to solicit additional proxies:	☐	For	☐	Against	☐	Abstain
6.	To transact any other business as may properly come before the Meeting and at any postponements or adjournments thereof.	☐	For	☐	Against	☐	Abstain
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K.		B. Non-Voting Items Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting				☐
C.	Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Date	Please keep signature(s) within the box.

(Please sign exactly as name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.)